Exhibit 4.35

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

DATED 31 July 2019

LIBERTY GLOBAL B.V.

and

UPC CESKA REPUBLICA S.R.O.

and

UNITYMEDIA GMBH

and

UPC MAGYARORSZAG KFT.

and

UPC ROMANIA S.R.L

and

LIBERTY GLOBAL PLC

and

VODAFONE GROUP PLC

TRANSITIONAL SERVICES AGREEMENT

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

22.	Intellectual Property	51

23.	Data protection and personnel transfers	53

24.	Information technology risk control	54

25.	Regulatory matters	55

26.	Force majeure	56

27.	Not used	56

28.	Legal relationship	56

29.	No set-off	56

30.	Remedies and waivers	57

31.	No double recovery	57

32.	Assignment and sub-contracting	57

33.	Further assurance	58

34.	Conflict with other agreements	58

35.	Entire agreement	59

36.	Variation	60

37.	Notices	60

38.	Language	63

39.	Confidentiality	63

40.	Costs and expenses	65

41.	Counterparts	66

42.	Invalidity	66

43.	No third party enforcement	66

44.	Choice of governing law	66

45.	Arbitration	66

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

46.	Guarantee	67

SCHEDULES

Schedule 1 — Services

•                  Part A — Services Matrix

•                  Part B — Entertainment Services

•                  Section (i) — Germany

•                  Section (ii) — Czech Republic

•                  Section (iii) — Hungary

•                  Section (iv) - Romania

•                  Part C — Connectivity Services

•                  Section (i) — Germany

•                  Section (ii) — Czech Republic

•                  Section (iii) — Hungary

•                  Section (iv) - Romania

•                  Part D — Fixed Voice Services

•                  Section (i) — Czech Republic

•                  Section (i) — Hungary

•                  Part E — German Aorta Services

•                  Part F — CEE Aorta Services

•                  Section (i) — Czech Republic

•                  Section (ii) — Hungary

•                  Section (iii) - Romania

•                  Part G — German IT Services

•                  Part H — CEE IT Services

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

•                  Section (i) — Czech Republic

•                  Section (ii) — Hungary

•                  Section (iii) - Romania

•                  Part I — B2B Services

•                  Section (i) — Germany

•                  Section (ii) - Czech Republic

•                  Section (iii) — Hungary

•                  Section (iv) - Romania

•                  Part J — MVNO (Hungary)

•                  Part K — HR Systems

•                  Section (i) — Czech Republic

•                  Section (ii) — Hungary

•                  Section (iii) - Romania

•                  Part L — Wizard Support (Hungary)

Schedule 2 — Excluded Services

Schedule 3 — Charges

Schedule 4 — Operational Support Services and Processes

Schedule 5 — Development and Delivery

Schedule 6 —Governance Model

Schedule 7 - Change Management Procedure

Schedule 8 - Data Protection

Schedule 9 - Post-Completion Information Flows Protocol

Schedule 10 - Third Party Suppliers

Schedule 11 — Migration, Integration and Development Projects

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 12 — Service Levels and Credits

Schedule 13 — IPX Assistance

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

THIS AGREEMENT is made on 31 July 2019.

PARTIES:

1.                                      LIBERTY GLOBAL B.V., whose registered office is at Boeing Avenue 53, 1119 PE Schiphol-Rijk, The Netherlands (registered in The Netherlands at the Commercial Registry with registration No. 34168993) (the “Service Provider”);

2.                                      UPC CESKA REPUBLICA S.R.O., whose registered office is at Závišova 502/5, Nusle, 140 00 Praha 4, Czech Republic (registered in the Czech Republic with No. 00562262) (the “CZ Service Recipient”);

3.                                      UNITYMEDIA GMBH, whose registered office is at Aachener Staße 746-750, 50933 Cologne, Germany (registered with the local court of Cologne with No. HRB 68501) (the “DE Service Recipient”);

4.                                      UPC MAGYARORSZAG KFT., whose registered office is at 1095 Budapest, Soroksári út 30-34, Haller Gardens Building, Hungary (registered in Hungary with No. Cg.01-09-366290) (the “HU Service Recipient”);

5.                                      UPC ROMANIA S.R.L, whose registered office is at Bucharest, District 1, 62D Nordului Road, Romania (registered in Romania with No. J40/5971/2003) (the “RO Service Recipient”);

6.                                      LIBERTY GLOBAL PLC, whose registered office is at Griffin House, 161 Hammersmith Road, London W6 8BS (registered in England & Wales with No. 08379990) (the “Service Provider Guarantor”); and

7.                                      VODAFONE GROUP PLC, whose registered office is at Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN (registered in England and Wales with No. 01833679) (the “Service Recipient Guarantor”)

BACKGROUND:

(A)                               By an agreement dated 9 May 2018 (the “SPA”), the Sellers agreed to sell the shares in the Target Companies to the Purchasers.

(B)                               The Service Provider and Service Recipients have agreed: (i) that, on the terms of this Agreement, the Service Provider shall provide, or procure the provision of, the Services to the Service Recipient Group; and (ii) to co-operate to achieve Migration and Integration in accordance with the terms of this Agreement.

(C)                               The Service Provider Guarantor has agreed to guarantee the payment and performance obligations of the Service Provider under this Agreement.

(D)                               The Service Recipient Guarantor has agreed to guarantee the payment obligations of the Service Recipients under this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

THE PARTIES AGREE as follows:

1.                                      Interpretation

1.1                               In this Agreement and the Schedules to it (unless the context otherwise requires):

“Achievement”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Affiliate”

means, in relation to any person, any entity from time to time directly or indirectly (a) Controlling, (b) Controlled by, or (c) under common Control with that person, save that where this Agreement refers to Affiliates of the Service Provider, such reference to Affiliates shall be deemed to exclude, with effect from the Effective Date, the Service Recipient Group, and where this Agreement refers to Affiliates of a Service Recipient, such reference to Affiliates shall be deemed to exclude, with effect from the Effective Date, the Service Provider Group (unless in either case the context requires otherwise);

“Agreement”	means this Transitional Services Agreement;

“Applicable Laws”

means any statute, law, rule, regulation, ordinance, code or rule of law which, in each case, is issued, administered or enforced by any Governmental Entity, and any legally binding judicial or administrative interpretation of any of these and which, in each case, is applicable to the rights and/or obligations of a party (including the provision or receipt (as relevant) of the Services);

“Authorisation Expenses”	has the meaning given in clause 8.2 (Third Party Suppliers);

“Authorisations”	has the meaning given in clause 8.2 (Third Party Suppliers);

“Business”	means the business of the Target Companies in Germany, Czech Republic, Romania and Hungary from time to time;

“Business Day”

means a day (other than a Saturday or Sunday) on which banks are open for general business in London, except for the purposes of Schedule 4 (Operational Services and Processes) and Schedule 7 (Change Management Process), where it means Working Hours;

“Business Plan Baseline”

means, for the relevant point in time, the forecasted volume demand for a Service as set out in the relevant long-range plan(s) of the Target Companies, as made available to the Purchaser at documents 3.2.2 of the “Clean Team Germany” section of the Data Room, 3.2.6 of the “Clean Team Hungary” section of the Data Room, 3.2.5 of the “Clean Team Czech Republic” section of the Data Room and 3.2.7 of the “Clean Team Romania” section of the Data Room, in each case prior

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

to the date of the SPA;

“Cable Access Remedy Requirement”

means the commitment made by the Service Recipient Guarantor to the European Commission in Case M.8664 to provide Telefonica with wholesale access to the Service Recipient Guarantor’s post-merger cable network in Germany, as further set out in the conditions and obligations attached to the clearance decision dated 11 July 2019 in Case M.8864;

“Change”	means any change to the scope or duration of a Service, or the terms and conditions of this Agreement;

“Change Management Procedure”	means the procedure set out in Schedule 7 (Change Management Procedure);

“Charges”	means the charges specified in Schedule 3 (Charges);

“Claim”

means any claim under or in connection with this Agreement or any of the Services, or for breach of this Agreement (including claims for breach of contract, tort (including negligence), breach of statutory duty, misrepresentation, restitution or otherwise;

“Completion”	has the meaning set out in the SPA;

“Completion Date”	means the date on which Completion takes place;

“Confidential Information”	has the meaning given in clause 39.2 (Confidentiality);

“Connected Persons”	has the meaning given in clause 35.1 (Entire agreement);

“Contracting Party”	has the meaning given in clause 16.1 (Losses of Affiliates);

“Control”

means, in relation to any undertaking, being:

(a)                                 entitled to exercise, or control the exercise of (directly or indirectly) 50 per cent. or more of the voting power at any general meeting of the shareholders in respect of all or substantially all matters falling to be decided by resolution or meeting of such persons; or

(b)                                 entitled to appoint or remove directors on the board of directors who are able (in the aggregate) to exercise 50 per cent. or more of the voting power at meetings of that board in respect of all or substantially all matters;

“Costs”	means losses, damages, costs (including legal costs) and expenses, in each case of any nature whatsoever;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“CPE”	has the meaning given in clause 8.10;

“Czech Republic Services”

means the services set out in:

(a)                                 Section (ii) (Czech Republic) of Part B (Entertainment Services) of Schedule 1 (Services);

(b)                                 Section (ii) (Czech Republic) of Part C (Connectivity Services) of Schedule 1 (Services);

(c)                                  Section (ii) (Czech Republic) of Part D (Fixed Voice Services) of Schedule 1 (Services);

(d)                                 Section (i) (Czech Republic) of Part F (CEE Aorta Services) of Schedule 1 (Services);

(e)                                  Section (i) (Czech Republic) of Part H (CEE IT Services) of Schedule 1 (Services);

(f)                                   Section (ii) (Czech Republic) of Part I (B2B Services) of Schedule 1 (Services); and

(g)                                  Section (i) (Czech Republic) of Part K (HR Systems) of Schedule 1 (Services);

“Data Room”	has the meaning set out in the SPA;

“Default Interest”

means interest at the rate of: (i) the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); plus (ii) two per cent (provided that such interest rate shall not be less than zero);

“Dependencies”

means the obligations and responsibilities:

(a)                                 of the members of the Service Recipient Group that are described as “Dependencies” in this Agreement including the Service Schedules;

(b)                                 in relation to a Service provided to a member of the Service Recipient Group, that the Service Provider has demonstrated (to the Relevant Service Recipient’s reasonable satisfaction), prior to the relevant failure or delay in performance from which the Service Provider is seeking to be excused by referring to such

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

obligations and responsibilities:

(i)                                     were performed or procured by the Target Companies at the date of the SPA in order to enable the Service Provider to provide the equivalent service to that member of the Service Recipient Group; or

(ii)                                  save as described in clause 8.5, were performed or procured by the Target Companies in the ordinary course of its business between the date of the SPA and the Effective Date in order to enable the Service Provider to provide the equivalent service to that member of the Service Recipient Group;

(c)                                  that the Service Provider and the Relevant Service Recipient agree in writing, acting reasonably and in good faith, are necessary to be performed by a member of the Service Recipient Group in order to enable the Service Provider to provide a Service to the Relevant Service Recipient; or

(d)                                 of the members of the Service Recipient Group that constitute Migration Dependencies (as this term is defined in Schedule 11 (Migration, Integration and Development Projects);

“Development Mode”	means a platform that receives Updates, Upgrades and Scaling (if applicable);

“Due Date”	has the meaning given in clause 10.4(Invoicing and payment);

“Effective Date”	means the Completion Date;

“Emergency Extension Notice Period”

means:

(a) for any Service (or aspect of a Service) except the Aorta Service (as described in Parts E and F of Schedule 1 (Services)), the period commencing on the day after the date which is three months prior to the end of the then-current Service Term (as may have been extended pursuant to clause 4.5) and expiring on the date which is one day before the end of the then-current Service Term; and

(b) for the Aorta Service (as described in Parts E and F of Schedule 1 (Services)), the period commencing on the day after the date which is one month prior to the end of the then-

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

current Service Term and expiring on the date which is one day before the end then-current Service Term (as may have been extended pursuant to clause 4.5) and expiring on the date which is one day before the end of the then-current Service Term.

“Exceptional Extension Notice Period”

means:

(a) for any Service (or aspect of a Service) except the Aorta Service (as described in Parts E and F of Schedule 1 (Services)), the period commencing on the date which is 12 months prior to the end of the then-current Service Term (as may have been extended pursuant to clause 4.5) and expiring on the date which is three months prior to the end of the then-current Service Term; and

(b) for the Aorta Service (as described in Parts E and F of Schedule 1 (Services)), the period commencing on the date which is 12 months prior to the end of the then-current Service Term (as may have been extended pursuant to clause 4.5) and expiring on the date which is one month prior to the end of the then-current Service Term.

“Exchange Rate”	means, with respect to a particular currency, the spot rate of exchange (mid-point) for that currency into Euro on the relevant date, as published by Bloomberg on the BFIX service;

“Excluded Services”

means the services which were provided by the Service Provider or a member of the Service Provider Group to the Business immediately prior to the Completion Date but which will not be provided to any member of the Service Recipient Group following the Completion Date, as described in Schedule 2 (Excluded Services) to this Agreement;

“Fixed Charge”	means a Charge calculated on a fixed cost basis in accordance with Schedule 3 (Charges);

“Force Majeure Event”

means any circumstance beyond a party’s reasonable control, including (in each case, to the extent beyond that party’s reasonable control):

(a)                                 any act of God, flood, earthquake or other natural disaster;

(b)                                 any act of terrorism, riot, war, sanction, embargo or breaking-off of diplomatic relations;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(c)                                  any collapse of buildings, fire, explosion or accident of comparable magnitude;

(d)                                 any change to Applicable Laws or any action taken by a Governmental Entity, including imposing an export or import restriction, quota or prohibition, or failing to grant, or revoking, a necessary licence or consent (but only to the extent any such circumstances have not been dealt with under the Change Management Procedure by way of a Required Change);

(e)                                  interruption or failure of any utility service; and

(f)                                   any labour or trade dispute, strike, industrial action or lockout (other than, in each case, by personnel of the party seeking to rely on this clause or any sub-contractor of that party), but excluding any acts or omissions of any sub-contractor of the Service Provider;

“Gemini Components”	means those components set out in sections 1.6.2.1 (provisioning of cable modems); 1.7.4.1 (DHCP); and 1.8.6 (monitoring of DOCSIS 3.1 devices) of Part G (German IT Services) of Schedule 1 (Services);

“German Services”

means the services set out in:

(a)                                 Section (i) (German) of Part B (Entertainment Services) of Schedule 1 (Services);

(b)                                 Section (i) (German) of Part C (Connectivity Services) of Schedule 1 (Services);

(c)                                  Part E (German Aorta Services) of Schedule 1 (Services);

(d)                                 Part G (German IT Services) of Schedule 1 (Services); and

(e)                                  Section (i) (German) of Part I (B2B Services) of Schedule 1 (Services);

“Governmental Entity”

means any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

authority, including the European Union and any Tax Authority;

“Group”	means, in the case of a Service Recipient, the Service Recipient Group, and in the case of the Service Provider, the Service Provider Group, or both as the context requires;

“Handover”	means the handover of a platform that is the subject of a Handover Project in accordance with that Handover Project;

“Handover Project”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Hungarian Services”

means the services set out in:

(a)                                 Section (iii) (Hungary) of Part B (Entertainment Services) of Schedule 1 (Services);

(b)                                 Section (iii) (Hungary) of Part C (Connectivity Services) of Schedule 1 (Services);

(c)                                  Section (iii) (Hungary) of Part D (Fixed Voice Services) of Schedule 1 (Services);

(d)                                 Section (ii) (Hungary) of Part F (CEE Aorta Services) of Schedule 1 (Services);

(e)                                  Section (ii) (Hungary) of Part H (CEE IT Services) of Schedule 1 (Services);

(f)                                   Section (iii) (Hungary) of Part I (B2B Services) of Schedule 1 (Services);

(g)                                  Part J (MVNO (Hungary)) of Schedule 1 (Services);

(h)                                 Section (ii) (Hungary) of Part K (HR Systems) of Schedule 1 (Services); and

(i)                                     Part L (Wizard Support (Hungary)) of Schedule 1 (Services);

“Incremental Costs”

means all reasonable and demonstrable additional costs properly and reasonably incurred by a party and:

(a) may include (in each case to the extent reasonably incurred by a party):

(i) to the extent that the performance of any obligation pursuant to this Agreement is through either party’s

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

personnel,  the time spent by that party’s personnel in performing that obligation, which for the Service Provider shall be the Resource Rate Card set out in Annex 3 of Schedule 11; and

(ii) to the extent that the performance of any obligation pursuant to this Agreement is through a third party supplier, the costs of that third party supplier;

(iii) where applicable, the costs and expenses specified in clause 15.5(B); and

(b) excludes:

(i) any indirect or consequential loss or damage, in each case, whether in contract tort or otherwise; and

(ii) any anticipated cost savings or synergies.

“Insolvency Event”

in relation to a party, means any of the following:

(a)                                 it is unable or admits inability to pay its debts as they fall due;

(b)                                 it suspends, or threatens to suspend, making payments on any of its debts or, by reason of actual or anticipated financial difficulties, starts negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(c)                                  a moratorium is declared in respect of any of its indebtedness (if a moratorium occurs, the ending of the moratorium shall not remedy any Insolvency Event caused by that moratorium);

“Integration”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Integration Project”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Intellectual Property Rights”	means: (a) patents, utility models and rights in inventions; (b) rights in each of: know-how, confidential information and trade secrets;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(c)                                  trade marks, service marks, rights in logos, trade names, rights in each of get-up and trade dress, rights to sue for passing off (including trade mark-related goodwill), rights to sue for unfair competition, and domain names;

(d)                                 copyright, moral rights, database rights, rights in designs, and semiconductor topography rights;

(e)                                  any other intellectual property rights; and

(f)                                   all rights or forms of protection, subsisting now or in the future, having equivalent or similar effect to the rights referred to in paragraphs (a) to (e) above,

in each case: (i) anywhere in the world; (ii) whether unregistered or registered (including, for any of them, all applications, rights to apply and rights to claim priority) and (iii) including, in respect of any of them, all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations and renewals;

“IPX Remedy Requirement”	is defined in Schedule 13 (IPX Assistance);

“IT Systems”	means information or communications technologies, particularly including hardware, software, middleware, networks and interfaces;

“Light Touch Plan”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Maintenance Mode”	means a platform that receives Updates and Scaling (if applicable) but does not receive any Upgrades;

“Material Service Provider Operations”	means the operations of the Service Provider Group in a country that have an annual recurring EBITDA of no less than €100 million;

“Maximum Term”	means, in respect of an individual Service, the period identified in Schedule 3 (Charges) as the ‘Maximum Term’ for such Service;

“Migration”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Migration Plan”	means the Project Plans, the Light Touch Plans and Annex 1 of

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 11 (Migration, Integration and Development Projects);

“Migration Project”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Milestone Fund”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Minimum Service Level”	has the meaning given in Schedule 12 (Service Levels and Credits);

“Minimum Term”

means:

(a) in respect of an individual Service, the period identified in Schedule 3 (Charges) as the ‘Minimum Term’ for such Service, unless (b) applies; and

(b) in respect of a Project-bound Service:

(i) the period specified in Annex 1 of Schedule 11 (Migration, Integration and Development Projects) as the “Minimum Term” for that Project; or,

(ii) if there is no “Minimum Term” specified (or the Minimum Term is described as “N/A”) in Annex 1 of Schedule 11 (Migration, Integration and Development Projects), the period specified in Schedule 3 (Charges) as the “Minimum Term” for the Service or aspect of the Service, as may be agreed or adjusted in accordance with clause 4.4;

“New Offering”	has the meaning given in clause 7.10;

“Omitted Service”	has the meaning given in clause 5.1 (Omitted Service);

“parties”	means the Service Provider and the Service Recipients;

“Post-Completion Information Flows Protocol”

means the document governing the disclosure and handling of information relating to the Services to be provided or received under this Agreement, as set out in Schedule 9 (Post-Completion Information Flows Protocol);

“Pre-Completion Plan”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Project”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Project-bound Services”

means, in respect of each Migration Project and Handover Project those Services (or parts of Services) which are within the scope of a Project which are:

(A) for the Full-touch Projects where the Project Plan specifies the in-scope Services (or parts of Services), those specified; and

(B) for all other Full-touch Projects and for the Light-touch Projects, those Services (or parts of Services) agreed under clause 4.3,

and a “Project-bound Service” means each of these.

“Project Plan”	has the meaning given in Schedule 11 (Migration, Integration and Development Projects);

“Purchaser(s)”	has the meaning set out in the SPA;

“Operational Change”	has the meaning given in Schedule 7 (Change Management Procedure);

“Reference Period”	means the 12 calendar months immediately before 9 May 2018;

“Regulations”	means the Acquired Rights Directive 2001/23/EC or any local implementing instrument or relevant labour code (as amended from time to time);

“Regulator”

means one or more, as the context requires, of any stock exchange, any data protection or privacy authority, and any other regulatory, governmental or antitrust body (including any Tax Authority) having applicable jurisdiction;

“Regulatory Approvals”	has the meaning given in clause 25.1 (Regulatory matters);

“Related Service”

means any Service that is linked to or reliant upon the ongoing provision of another Service, as identified by and agreed between the Service Provider and the Relevant Service Recipient, including under the Migration Plan;

“Relevant Charges”	means: (a) in respect of the DE Service Recipient, the Charges payable for the German Services;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b)                                 in respect of the CZ Service Recipient, the Charges payable for the Czech Republic Services;

(c)                                  in respect of the HU Service Recipient, the Charges payable for the Hungarian Services; and

(d)                                 in respect of the RO Service Recipient, the Charges payable for the Romanian Services,

in each case, in accordance with clause 10 (Charges and invoicing) and Schedule 3 (Charges);

“Relevant Service Recipient”

means, in respect of any:

(a)                                 German Service, the DE Service Recipient;

(b)                                 Czech Republic Service, the CZ Service Recipient;

(c)                                  Hungarian Service, the HU Service Recipient; and

(d)                                 Romanian Service, the RO Service Recipient;

“Replacement Service Provider”	means the person who provides any Service or equivalent service to a member of the Service Recipient Group by way of replacement of the Service Provider;

“Representatives”	means, in relation to a party, its respective Affiliates and the directors, officers, employees, agents, advisers, accountants and consultants of that party and/or of its respective Affiliates;

“Required Change”	has the meaning given in Schedule 7 (Change Management Procedure);

“Reverse Transitional Services Agreement”	means the Reverse Transitional Services Agreement entered into by the Service Provider and the DE Service Recipient on the Effective Date;

“Roadmap”	has the meaning given in Schedule 6 (Governance Model);

“Roadmap Period”	means the period of twelve (12) months to which the relevant Roadmap relates;

“Romanian Services”	means the services set out in: (a) Section (iv) (Romania) of Part B (Entertainment Services) of Schedule 1 (Services); (b) Section (iv) (Romania) of Part C (Connectivity Services)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

of Schedule 1 (Services);

(c)                                  Section (iii) (Romania) of Part F (CEE Aorta Services) of Schedule 1 (Services);

(d)                                 Section (iii) (Romania) of Part H (CEE IT Services) of Schedule 1 (Services);

(e)                                  Section (iv) (Romania) of Part I (B2B Services) of Schedule 1 (Services); and

(f)                                   Section (iii) (Romania) of Part K (HR Systems) of Schedule 1 (Services);

“Scaling”	means the volume expansion of hardware, software and infrastructure associated with the components and platforms;

“Seller(s)”	has the meaning set out in the SPA;

“Separation”	has the meaning set out in the SPA;

“Service Credit”	has the meaning given in Schedule 12 (Service Levels and Service Credits);

“Service Description”	means the description of a Service set out in the relevant Service Schedule;

“Service Provider’s Bank Account”

means the Service Provider’s bank account at ING Bank; account name Liberty Global B.V.; account number IBAN NL37 INGB 0007 1101 33 (or any other account that the Service Provider notifies to the Service Recipients in writing);

“Service Provider Group”	means the Service Provider and its Affiliates from time to time;

“Service Provider Personnel”

means any employees, sub-contractors, agents or delegates (including for the avoidance of doubt, any Third Party Supplier) from time to time of: (i) the Service Provider; and/or (ii) any member of the Service Provider Group, who in either such case are engaged in the provision of the Services;

“Service Recipient Group”	means: (i) the Service Recipients; (ii) the subsidiaries of each Service Recipient as at the Effective Date; and (iii) UPC Infrastructure s.r.o.;

“Service Recipient Guarantor’s Bank Account”

means the Service Recipient Guarantor’s bank account at JPMorgan Chase Bank N.A. London (CHASGB2L); account number 40869505; IBAN GB94CHAS60924240869505 (or any other account that the Service Recipient Guarantor notifies to

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

the Service Provider in writing);

“Service Recipient’s Bank Account”	means, for each Service Recipient, such bank account as that Service Recipient notifies to the Service Provider in writing from time to time;

“Service Recipients”	means the CZ Service Recipient, the DE Service Recipient, the HU Service Recipient and the RO Service Recipient (and “Service Recipient” shall be construed accordingly);

“Service Schedules”	means Schedule 1 (Services), including all Sections thereof, and “Service Schedule” shall be construed as any Part of Schedule 1 (Services), or a Section thereof, as the context requires;

“Service Term”	means, in relation to a Service, the Minimum Term plus any extension referred to in clause 4;

“Services”

means the German Services, the Czech Republic Services, the Hungarian Services and the Romanian Services, including any Omitted Services identified in accordance with clause 5, and excludes the Excluded Services (and “Service” shall be construed accordingly);

“Share Purchase Documents”	has the meaning set out in the SPA;

“SPA”	has the meaning given to it Recital (A);

“Specifications”	has the meaning give in clause 8.10;

“Supply Agreement”	has the meaning give in clause 8.10;

“Surviving Provisions”	means clauses 1, 13, 15, 19, 33, 34, 44, 45 and 46 any other right, duty or obligation of either party that is expressly stated in this Agreement or reasonably intended to survive termination;

“Target Companies”	has the meaning set out in the SPA;

“Tax” or “Taxation”	has the meaning set out in the Tax Covenant;

“Tax Authority”	has the meaning set out in the Tax Covenant;

“Tax Covenant”	has the meaning set out in the SPA;

“Term”	has the meaning given in clause 4.1 (Duration of Agreement);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Third Party Suppliers”	has the meaning given in clause 8.1(A) (Third Party Suppliers);

“Third Party Supply Contracts”	has the meaning given in clause 8.1(A) (Third Party Suppliers);

“Threshold”	has the meaning given in clause 3.4;

“UPC Infrastructure s.r.o.”	means UPC Infrastructure s.r.o, whose registered office is at Závišova 502/5, Nusle, 140 00 Praha 4, Czech Republic (registered in the Czech Republic with No. 02608634);

“Update”

means, unless otherwise specified in a Service Schedule, platform capacity increases and software updates required: (i) for security reasons; (ii) for minor configuration activities and/or regulatory and/or legal compliance; and/or (iii) as part of general platform performance programmes (including bug fixing);

“Upgrade”	means, unless otherwise specified in a Service Schedule, new product features and product capabilities;

“Variable Charge”	means a Charge calculated on a variable cost basis in accordance with Schedule 3 (Charges);

“VAT”

means:

(a)                                 any Tax charged in accordance with the Value Added Tax Act 1994 and legislation and regulations supplemental thereto, as may be amended or substituted from time to time;

(b)                                 within the European Union, any Tax imposed by any Member State in conformity with the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC); and

(c)                                  outside the European Union, any Tax corresponding to, or substantially similar to, the Tax referred to in paragraphs (a) or (b) of this definition;

“Working Hours”	means 9.00 a.m. to 5.00 p.m. CET on a day (other than a Saturday or Sunday) on which banks are open for general business in the relevant location.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.2                               In this Agreement, unless otherwise specified or the context otherwise requires:

(A)                               references to clauses, paragraphs, sub-paragraphs, Schedules, Parts and Sections are to clauses, paragraphs and sub-paragraphs of, and Schedules, Parts and Sections to, this Agreement;

(B)                               the singular shall include the plural and vice versa, and use of any gender includes the other genders;

(C)                               except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to: (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made before or after the date of this Agreement under that enactment as amended, consolidated or re-enacted as described in paragraph (i) or paragraph (ii) above, except to the extent that any of the matters referred to in paragraph (i) to paragraph (iii) (inclusive) above occurs after the date of this Agreement and increases or alters the liability of any party;

(D)                               references to a “company” shall be construed so as to include any corporation or other body corporate, wherever and however incorporated or established;

(E)                                references to a “person” shall be construed so as to include any individual, firm, company, corporation, body corporate (wherever incorporated), limited liability company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(F)                                 any reference to a party or person shall be construed so as to include its successors, permitted transferees and permitted assigns;

(G)                               references to the “other party” shall mean: (i) the Service Provider (in the context of a provision of this Agreement where the first party is a Service Recipient); and (ii) the Service Recipients or any one of them (in the context of a provision of this Agreement where the first party is the Service Provider), as the context requires.

(H)                              any reference to a “day” (including the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight;

(I)                                   references to times are to Central European Time;

(J)                                   references to “writing” shall include any modes of reproducing words in a legible and non-transitory form;

(K)                               references to “including” or “includes” shall mean including or includes without limitation;

(L)                                references to “greater” shall be construed so that, for example, 10 represents a greater amount than 5, and -5 represents a greater amount than -10;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(M)                            references to “less” shall be construed so that, for example, 5 represents a lesser amount than 10, and -10 represents a lesser amount than -5;

(N)                               references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(O)                               all headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement;

(P)                                 the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules;

(Q)                               if there is any inconsistency between any definition set out in this clause 1 and a definition set out in any other clause or Schedule, then, for the purposes of construing that clause or Schedule, the definition set out in that clause or Schedule shall prevail;

(R)                               references to € or Euro are references to the lawful currency from time to time of the Eurozone;

(S)                                 if it is necessary to express a monetary sum that is expressed in Euro in a different currency, the amount in the different currency shall be derived by converting the amount in Euro at the Exchange Rate on the relevant date;

(T)                                any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as merely illustrative and shall not limit the sense of the words preceding those terms;

(U)                               references to “indemnifying” any person against any circumstance shall include indemnifying on an after-Tax basis, from all actions, claims and proceedings from time to time made against him and all loss, damage, payments, costs or expenses suffered made or incurred by him as a consequence of that circumstance;

(V)                               any indemnity (the “Payment Obligation”) being given or assumed on an after-Tax basis or expressed to be calculated on an after-Tax basis means that the amount payable pursuant to such Payment Obligation (the “Payment”) shall be calculated in such a manner as will ensure that, after taking into account:

(i)                                     any Tax required to be deducted or withheld from the Payment;

(ii)                                  the amount and timing of any additional Tax which becomes payable as a result of the Payment’s being subject to Tax; and

(iii)                               the amount and timing of any Tax benefit which is obtained, to the extent that such Tax benefit is attributable to the matter giving rise to the Payment

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Obligation or to the entitlement to, or receipt of, the Payment, or to any Tax required to be deducted or withheld from the Payment,

the recipient of the Payment is in the same position as that in which it would have been if the matter giving rise to the Payment Obligation had not occurred (or, in the case of a Payment Obligation arising by reference to a matter affecting a person other than the recipient of the Payment, the recipient of the Payment and that other person are, taken together, in the same position as that in which they would have been had the matter giving rise to the Payment Obligation not occurred), provided that the amount of the Payment shall not exceed that which it would have been if it had been regarded for all Tax purposes as received solely by the recipient and not any other person;

(W)                            references in this Agreement to any person shall, when construing any provision in relation to VAT or amount in respect of VAT, be deemed at any time when such person is a member of a group for VAT purposes in relation to such VAT or amount in respect of VAT to include a reference, where appropriate, to any other member of such group for VAT purposes at such time; and

(X)                               references to “liabilities”, “costs” and/or “expenses” incurred by a person shall not include any amount in respect of VAT included in such liabilities, costs and/or expenses for which that person is entitled to credit or repayment as input tax from any Tax Authority.

2.                                      Provision of Services

2.1                               In consideration of each Service Recipient paying the Relevant Charges, the Service Provider shall perform its obligations under this Agreement (including providing, or procuring the provision of, the Services to the Relevant Service Recipient and relevant members of the Service Recipient Group) subject to and in accordance with the terms of this Agreement.

2.2                               The Service Provider acknowledges that each Service Recipient has entered into this Agreement for their own benefit and for the benefit of each of the members of the Service Recipient Group and the Service Provider shall perform its obligations under this Agreement for the benefit of such members of the Service Recipient Group.

2.3                               The operational processes applicable to the provision and receipt of the Services, and the parties’ respective rights and obligations in respect of such processes, are set out in Schedule 4 (Operational Support Services and Processes).

2.4                               Subject to clauses 2.5 and 2.6, but notwithstanding any other provision of this Agreement, the Services shall be provided solely for the benefit of and for use within the Business.

2.5                               In relation to the Cable Access Remedy Requirement:

(A)                               the Service Provider shall make available, and the DE Service Recipient shall be permitted to use, the Gemini Components for the purposes of the DE Service Recipient fulfilling the Cable Access Remedy Requirement;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(B)                               the use of the Gemini Components by Telefonica shall be deemed to be use by the DE Service Recipient for the purposes of this Agreement, and the DE Service Recipient shall be liable for all acts and omissions of Telefonica in its use of the Gemini Components as if they were the acts or omissions of the DE Service Recipient;

(C)                               if either the Service Provider or the DE Service Recipient (each acting reasonably and in good faith) identify any additional components provided by the Service Provider as part of the German Services set out in Part G (German IT Services) of Schedule 1 (Services) which are required to be used by the DE Service Recipient for the purposes of fulfilling the Cable Access Remedy Requirement then, provided that the parties (having used their respective reasonable endeavours) are able to obtain any necessary Authorisations, such additional components shall become Gemini Components for the purposes of this Agreement (and the definition of Gemini Components in this Agreement shall be updated accordingly);

(D)                               if any additional Authorisation is required by the Service Provider pursuant to clauses 2.5(A) or 2.5(C) above, the costs allocation set out in clause 8.7 shall not apply and the DE Service Recipient shall be solely responsible for all of the costs described in clause 8.7. The Service Provider shall:

(i)                                     use reasonable endeavours to minimise such costs;

(ii)                                  to the extent not prohibited by Applicable Law or the provisions of any Third Party Supply Contract, use all reasonable endeavours to involve the DE Service Recipient (including by way of clean team arrangements) in negotiations with Third Party Suppliers in respect of any Authorisations; and

(iii)                               not incur any such costs until these have been approved by the DE Service Recipient in advance and, to the extent the DE Service Recipient does not approve such costs, the Service Provider’s obligations pursuant to clause 2.5(A) shall not apply (solely to the extent such obligations are the subject of the Authorisation in respect of which costs have not been approved); and

(E)                                in addition to the costs described in clause (D) above, the DE Service Recipient shall be responsible for the Incremental Costs that the Service Provider can demonstrate, to the Service Recipient’s reasonable satisfaction, have been reasonably incurred by the Service Provider in making available the Gemini Components in accordance with this Agreement for the purposes of the DE Service Recipient fulfilling the Cable Access Remedy Requirement.

2.6                               In relation to the IPX Remedy Requirement:

(A)                               the Service Provider and the DE Service Recipient shall comply with Schedule 13 (IPX Assistance); and

(B)                               if any additional Authorisation is required by the Service Provider pursuant to clause 2.6(A) above, the costs allocation set out in clause 8.7 shall not apply and the DE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Service Recipient shall be solely responsible for all of the costs described in clause 8.7, provided that the Service Provider:

(i)                                     uses reasonable endeavours to minimise such costs;

(ii)                                  to the extent not prohibited by Applicable Law or the provisions of any Third Party Supply Contract, uses all reasonable endeavours to involve the DE Service Recipient (including by way of clean team arrangements) in negotiations with Third Party Suppliers in respect of any Authorisations; and

(iii)                               not incur any such costs until these have been approved by the DE Service Recipient in advance and, to the extent the DE Service Recipient does not approve such costs, the Service Provider’s obligations pursuant to clause 2.6(A) shall not apply (solely to the extent such obligations are the subject of the Authorisation in respect of which costs have not been approved).

3.                                      Minimum Service Levels and Service Credits

Standard of Service

3.1                               Subject to clause 3.5, the Service Provider shall perform its obligations under this Agreement (including providing, or procuring the provision of, the Services to the members of the Service Recipient Group):

(A)                               using reasonable care and skill;

(B)                               where a Minimum Service Level specifically applies to a standard of Service, such that that Minimum Service Level is met or exceeded; and

(C)                               save to the extent an alternative standard is expressly described in this Agreement (including in any Service Schedule and Schedule 3 (Charges)), but without prejudice to any Minimum Service Level, to a standard that meets or exceeds the standard provided by the Service Provider Group to, or procured by the Service Provider Group for, the Business during the Reference Period, including with respect to:

(i)                                     the standard of performance in the Reference Period;

(ii)                                  the allocation of resource and facilities;

(iii)                               the knowledge, experience and qualifications of personnel; and

(iv)                              the fair and reasonable prioritisation and treatment of the members of the Service Recipient Group relative to other members of the Service Provider Group.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Service Credits

3.2                               Each party shall comply with its obligations, and shall have the rights provided to it, under Schedule 12 (Service Levels and Service Credits).

3.3                               Subject to clause 31 (No double recovery), the parties acknowledge and agree that Service Credits are a non-exclusive remedy, and the availability of, or election to receive, Service Credits does not constitute an election of remedies and shall not be construed to limit any other rights and remedies of any member of the Service Recipient Group under this Agreement.

Growth and development

3.4                               Subject to clause 3.7, (i) the Service Provider shall notify the Relevant Service Recipient; or (ii) the Relevant Service Recipient shall notify the Service Provider, in each case in writing if, at any point in time the volume of a Service required and received by the Relevant Service Recipient and relevant members of the Service Recipient Group has exceeded (or will, in the notifying party’s reasonable opinion, exceed in the next 30 days) the relevant Business Plan Baseline by more than ten (10) per cent. (the “Threshold”). Where the Service Provider makes such notification, it shall also provide a good faith estimate of the Incremental Costs that the Relevant Service Recipient may incur under clause 3.5 (if any).

3.5                               The Relevant Service Recipient shall, subject to clause 3.7, bear the Incremental Costs that the Service Provider can reasonably demonstrate need to be, or have been, incurred by the Service Provider in order to provide, or have been incurred by the Service Provider as a result of providing, any Service to the Relevant Service Recipient and relevant members of the Service Recipient Group in accordance with the terms of this Agreement (including this clause 3 (Minimum Service Levels and Service Credits)) in excess of the Threshold, provided always that the Service Provider and the Relevant Service Recipient shall use all reasonable endeavours to minimise such Incremental Costs.

3.6                               If the Service Provider can reasonably demonstrate that the provision of a Service required and received by the Relevant Service Recipient and relevant members of the Service Recipient Group in accordance with the terms of this Agreement (including this clause 3  (Minimum Service Levels and Service Credits)) in excess of the Threshold requires a Change or an Operational Change, the provisions of Schedule 7 (Change Management Procedure) shall apply.

3.7                               The Service Provider and each Service Recipient acknowledge and agree that clauses 3.4 and 3.5 shall not apply to the extent that the Relevant Service Recipient has forecasted, and the Service Provider has approved as part of the governance process under Schedule 6 (Governance), with the relevant approving persons being aware of the effect of such approval in the context of this clause 3, the volume of a Service required and received by the Relevant Service Recipient and relevant members of the Service Recipient Group that exceeds the Threshold in the relevant period.

3.8                               The Relevant Service Recipient may from time to time request in writing to the Service Provider that Services are provided for the benefit of the DSL customers, the KDG footprint and/or mobile customers outside of its existing service footprint, in which case the Service Provider and the Relevant Service Recipient shall promptly meet to discuss and seek, acting

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

reasonably and in good faith, to agree to the terms of, and a written plan for, such provision, including timing and associated costs (if any). For the avoidance of doubt, nothing in this Agreement shall require the Service Provider to agree to the provision of the foregoing Services outlined in this clause. For the avoidance of doubt, nothing in this Agreement (including this clause) shall prohibit or otherwise prevent any Service Recipient from continuing its existing ordinary course business or migrating DSL customers to the cable network.

4.                                      Duration of Agreement

4.1                               This Agreement starts on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, expires automatically without notice at 23:59 CET on the day on which the last of the Service Terms expires (the “Term”).

4.2                               Each Service shall:

(A)                               be provided from the Effective Date unless otherwise specified in the relevant Service Schedule; and

(B)                               save where extended or terminated earlier in accordance with the terms of this Agreement, terminate automatically without notice at 23:59 CET on the last day of the relevant Minimum Term.

Agreement of mapping of Project-bound Services and respective Minimum Term

4.3                               The parties shall, as soon as reasonably practicable following the Effective Date, and the parties acknowledge that it may not be reasonably practicable to do so until the parties are defining the low-level design (or equivalent) of Projects, for each Project agree which Services (or parts of Services) (if any) are within the scope of:

(A)                               each Full-touch Project which is a Migration Project or Handover Project where the Project Plan does not specify the in-scope Services (or parts of Services); and

(B)                               each Light-touch Project which is a Migration Project or Handover Project,

and those agreed Services or parts of Services shall be the relevant “Project-bound Services” for each such Project.

4.4                               The parties shall, acting reasonably and in good faith, as soon as reasonably practicable following the completion of the mapping of Project-bound Services for each Project under clause 4.3, agree the Minimum Term for that Project.

Service Recipient extension trigger — general Service extension right

4.5                               The Relevant Service Recipient may:

(A)                               for a Project-bound Service, extend the term of that Project-bound Service beyond the end of the then-current Service Term on any number of occasions by a period of

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

at least three months in each case, by providing at least 12 months’ notice in writing to the Service Provider in advance of the then-current Service Term; and

(B)                               for any other Service (where expressly stated in Schedule 3 (Charges)) extend the term of a Service beyond the relevant Minimum Term by a period of 12 months, on one (or if expressly provided in Schedule 1 (Services) on more than one occasion), by providing at least 12 months’ notice in writing to the Service Provider (or such other minimum notice period as may be described in Schedule 3 (Charges)).

Subject to clauses 4.12, 4.13, and 4.15, no Service may be extended beyond the relevant Maximum Term.

Service Recipient extension trigger — Service extension right in context of Service Recipient-caused delay

4.6                               Where, during the Exceptional Extension Notice Period, a Relevant Service Recipient reasonably believes that a Project will not be completed by the end of the current Service Term applicable to any Service(s) (or part(s) of any Services(s)) to which the Project relates, that Relevant Service Recipient may, not more than once for any Project, request an extension of the term of any such Service(s) (or part(s) of any Service(s)) (an “Exceptional Extension Request”) provided that:

(A)                               the Relevant Service Recipient gives as much notice of such term extension as is reasonably practicable in the circumstances; and

(B)                               the duration of such requested term extension shall be:

(i)                                     for any Service (or part of a Service) other than the Aorta Service (as described in Parts E and F of Schedule 1 (Services)), for a period of not less than three months or, where there is less than three months remaining of the Maximum Term for that Service (or part of a Service), for the period up to the expiry of the Maximum Term;

(ii)                                  for the Aorta Service (as described in Parts E and F of Schedule 1 (Services)), for a period of not less than one month or, where there is less than one month remaining of the Maximum Term for that Service (or part of a Service), for the period up to the expiry of the Maximum Term,

(each an “Exceptional Extension Period”).

4.7                               Upon receipt of an Exceptional Extension Request, the Service Provider shall, at the relevant Service Recipient’s cost, as soon as reasonably practicable: (A) carry out an assessment as to the expected impact on the costs (by reference to the costs set out in 4.8(B) and 4.8(D) below) and service standard of the Service(s) (or part(s) of any Service(s)) subject to the Exceptional Extension Request (and the Relevant Service Recipient shall provide such support and input as Service Provider may reasonably require in order to conduct this assessment), and (B) provide the same to the Relevant Service Recipient for review.  The Relevant Service Recipient shall respond to the impact assessment as soon as reasonably

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

practicable following receipt with a decision as to whether or not to proceed with the Exceptional Extension Request.

4.8                               Following provision of the impact assessment, where the Relevant Service Recipient makes a decision to proceed with an Exceptional Extension Request, the Service Provider shall continue to provide the relevant Service(s) (or part(s) of any Service(s)) during the relevant Exceptional Extension Period in accordance with the terms of this Agreement, subject to the following:

(A)                               during the Exceptional Extension Period:

(i)                                     the standard of service set out in clause 3.1 will not apply to the relevant Service(s) (or part(s) of the Service(s)) other than: (i) the obligation to use reasonable skill and care in clause 3.1(A); and

(ii)                                  Schedule 12 (Service Levels and Service Credits) will not apply to any Service Platform to which the relevant Service(s) (or part(s) of any Service(s) relates).

(B)                               the parties shall continue to comply with provisions of clause 8 (Third Party Suppliers) in respect of any Authorisations required for the Service Provider to provide the relevant Service(s) (or part(s) of any Service(s)) during the Recipient Extension Period, save that:

(i)                                     the cost allocation in clause 8.7 shall not apply and the relevant Service Recipient shall be solely responsible for all costs described in that clause;

(ii)                                  the Service Provider’s obligations in clauses 8.3 and 8.6 shall be on an all reasonable endeavours basis;

(iii)                               the Service Provider shall not incur any costs described in clause 8.7 until these have been approved by the relevant Service Recipient in advance and, to the extent the relevant Service Recipient does not approve such costs, the Service Provider’s obligations to provide the relevant Service (or part of a Service) shall not apply (except to the extent that it is reasonably possible for the Service Provider to provide any part of the Service without the Authorisation in respect of which costs have not been approved);

(C)                               the Service Recipient shall continue to pay the applicable Charges for the relevant Services (or part(s) of any Service(s)) that are provided throughout the Exceptional Extension Period; and

(D)                               the Service Recipient shall reimburse the Service Provider in respect of all Incremental Costs incurred by the Service Provider in connection with any Exceptional Extension Request and the provision of any such Service(s) (or parts of any Service(s)) subject to the Exceptional Extension Request during the Exceptional Extension Period, including all costs of obtaining and maintaining any Authorisation.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Emergency Extension

4.9                               Where, during the Emergency Extension Notice Period, a Relevant Service Recipient reasonably believes that a Project will not be completed by the end of the current Service Term applicable to any Service(s) (or part(s) of any Service(s)) to which the Project relates, that Relevant Service Recipient may not more than once for any Project, request an extension of the term of any such Service(s) (or any part of any Service(s)) (an “Emergency Extension Request”) provided that:

(A)                               the circumstances triggering the Emergency Extension Request were not reasonably apparent to the Relevant Service Recipient prior to the expiry of the Exceptional Extension Notice Period;

(B)                               the Relevant Service Recipient gives as much notice of such term extension as is reasonably practicable in the circumstances; and

(C)                               the duration of such requested term extension shall be:

(i)                                     for any Service (or part of a Service) other than the Aorta Service (as described in Parts E and F of Schedule 1 (Services)), for a period of not less than three months or, where there is less than three months remaining of the Maximum Term for that Service (or part of a Service), for the period up to the expiry of the Maximum Term; or

(ii)                                  for the Aorta Service (as described in Parts E and F of Schedule 1 (Services)), for a period of not less than one month or, where there is less than one month remaining of the Maximum Term for that Service (or part of a Service), for the period up to the expiry of the Maximum Term,

(each an “Emergency Extension Period”).

4.10                        Upon receipt of an Emergency Extension Request, the Service Provider shall, at the relevant Service Recipient’s cost, to the extent reasonably practicable: (A) carry out an assessment as to the expected impact on the costs (by reference to the costs set out in 4.11(B) and 4.11(D)) and service standard of the Service(s) (or part(s) of any Service(s)) subject to the Emergency Extension Request (and the Relevant Service Recipient shall provide such support and input as Service Provider may reasonably require in order to conduct this assessment), and (B) provide the same to the Relevant Service Recipient for review.  The Relevant Service Recipient shall respond to the impact assessment as soon as reasonably practicable with a decision as to whether or not to proceed with the Emergency Extension Request.

4.11                        following provision of the impact assessment, where a Relevant Service Recipient makes a decision to proceed with an Emergency Extension Request, the Service Provider shall use reasonable efforts to continue to provide the relevant Service(s) (or part(s) of any Service(s)) during the relevant Emergency Extension Period in accordance with the terms of this Agreement, subject to the following:

(A)                               during the Emergency Extension Period:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(i)                                     the standard of service set out in clause 3.1 will not apply to the relevant Service(s) (or part(s) of any Service(s)) other than: (i) the obligation to use reasonable skill and care in clause 3.1(A);

(ii)                                  Schedule 12 (Service Levels and Service Credits) will not apply to any Service Platform to which the relevant Service(s) (or part(s) of any Service(s) relates).

(B)                               the parties shall continue to comply with provisions of clause 8 (Third Party Suppliers) in respect of any Authorisations required for the Service Provider to provide the relevant Service (or part(s) of any Service(s)) during the Recipient Extension Period, save that:

(i)                                     the cost allocation in clause 8.7 shall not apply and the relevant Service Recipient shall be solely responsible for all costs described in that clause;

(ii)                                  the Service Provider’s obligations in clauses 8.3 and 8.6 shall be on a reasonable endeavours basis;

(iii)                               the Service Provider shall not incur any costs described in clause 8.7 until these have been approved by the relevant Service Recipient in advance and, to the extent the relevant Service Recipient does not approve such costs, the Service Provider’s obligations to provide the relevant Service (or part of a Service) shall not apply (except to the extent that it is reasonably possible for the Service Provider to provide any part of the Service without the Authorisation in respect of which costs have not been approved);

(C)                               the Service Recipient shall continue to pay the applicable Charges for the relevant Services (or part(s) of any Service(s)) that is provided throughout the Emergency Extension Period; and

(D)                               the Service Recipient shall reimburse the Service Provider in respect of all Incremental Costs incurred by the Service Provider in connection with any Emergency Extension Request and the provision of any such Service(s) (or part(s) of any Service(s)) subject to the Emergency Extension Request during the Emergency Extension Period, including all costs of obtaining and maintaining any Authorisation.

Service Recipient extension trigger — Service extension right in context of Handover Projects

4.12                        Where a Relevant Service Recipient reasonably believes that a Handover Project will not be completed by the end of the Maximum Term applicable to any Service(s) corresponding to the platform to which the Handover Project relates, that Relevant Service Recipient may extend those Service(s) for a period of 12 months’ beyond the Maximum Term on no less than 12 months’ written notice to the Service Provider. Unless that Relevant Service Recipient believes, acting reasonably and in good faith, that the Service Provider would have been solely responsible for the failure of the Handover Project to be completed by the end of the relevant Maximum Term, the Charges for the extended Service(s) during such additional 12

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

month period shall be equal to 130% of the Charges for such Service(s) during the 12 month period immediately preceding the end of the relevant Maximum Term.

Service Provider extension trigger — automatic Service extension in context of Service Provider-caused delay

4.13                        Where any failure by the Service Provider to comply with its obligations under Schedule 11 (Migration, Integration and Development Projects) is the cause of a failure by the parties to complete a Project relating to a Service (or part of a Service) by the end of the then-current Service Term (as may have been extended pursuant to this clause 4), then, in each case, that Service (or part of a Service) shall automatically extend beyond the then-current Service Term for a period commensurate with the delay caused by the Service Provider’s failure (as agreed between the parties in accordance with Annex 3 to Schedule 11 or defined by the Third Party Expert pursuant to paragraph 16 (Allocation of responsibility) of Schedule 11), (a “Provider Extension Period”) which may, for the avoidance of doubt, extend the Service Term beyond the Maximum Term.

4.14                        Where the term of a Service is automatically extended pursuant to clause 4.13, the Service Provider shall continue to provide the relevant Service(s) (or part of a Service) during the Provider Extension Period in accordance with the terms of this Agreement, subject to the following:

(A)                               the parties shall continue to comply with provisions of clause 8 (Third Party Suppliers) in respect of any Authorisations required for the Service Provider to provide the relevant Service(s) (or part(s) of Service(s)) during the Provider Extension Period, save that the cost allocation in clause 8.7 shall not apply and the Service Provider shall be solely responsible for all costs described in that clause 8.7;

(B)                               the Service Recipient shall continue to pay the applicable Charges for the relevant Service(s) (or part(s) of Service(s)) that is provided throughout the Provider Extension Period; and

(C)                               the Service Provider shall reimburse the Service Recipient in respect of all Incremental Costs incurred by the Service Recipient in connection with the relevant Project delay.

‘No fault’ extension trigger - Service extension in context of Force Majeure

4.15                        Where any failure by the parties to complete a Project relating to a Service (or part of a Service) by the end of the then-current Service Term (as may have been extended pursuant to this clause 4) is caused by a Force Majeure Event, the parties shall work together to discuss and agree in good faith an extension beyond the then-current Service Term for a period commensurate with the delay caused by the Force Majeure Event (which may, for the avoidance of doubt, extend the Service Term beyond the Maximum Term).  During such period the Relevant Service Recipient shall continue to pay the Charges for that Service (or part of a Service) and each party shall otherwise continue to bear costs in accordance with the provisions of this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Relationship to Change Management Procedure and Project Change Management Process

4.16                        The process of the extension to a Service Term for a Service made pursuant to this clause 4 shall not be subject to the requirements or process set out in the Change Management Procedure or the Project Change Management process, but for the avoidance of doubt the consequences of the extensions to Service Terms under this clause 4 may result in one or more parties making a Change Request under the Change Management Procedure or making a request for a Project Change under the Project Change Management process.

Termination of a Service

4.17                        Save as otherwise provided for in this Agreement, termination of a Service, or part of a Service, shall not relieve the Service Provider from its obligations to provide its remaining Services (or remaining parts of the terminated Service).

5.                                      Omitted Services

5.1                               If within 18 calendar months from and including the Effective Date any Service Recipient identifies any service which:

(A)                               is not included in a Service Schedule;

(B)                               is not an Excluded Service or a matter for which responsibility is expressly allocated by this Agreement;

(C)                               is not a service that is expressly identified in Appendix 1 to Schedule 14 (Separation) of the SPA as being terminated or otherwise ceasing as a result of the implementation of the Separation;

(D)                               does not consist of providing or procuring the benefit of any contract that has been identified to a Purchaser during Separation as a contract to be transferred or split pursuant to Schedule 14 (Separation) of the SPA;

(E)                                was provided (either directly or under a Third Party Supply Contract) to the Business during the Reference Period and/or between the date of the SPA and the Effective Date; and

(F)                                 that Service Recipient, acting reasonably and in good faith, considers to be necessary for the ongoing operation of the Business of the Target Companies,

(any service meeting all of the criteria in paragraph (A) to (F) above being an “Omitted Service”), then that Service Recipient may notify the Service Provider in writing, giving a description of the relevant Omitted Service and requesting that it is included in the scope of this Agreement from a specified date.

5.2                               The Service Provider shall provide, or procure the provision of, each Omitted Service to the relevant members of the Service Recipient Group, at no charge except where clause 5.3 applies, from the relevant date specified in the relevant notice referred to in clause 5.1 for

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

such time as those members of the Service Recipient Group so require, not to exceed 4 years.

5.3                               The Service Provider shall be entitled to charge a fee for a Omitted Service equal to the fee charged to the relevant Service Recipient (or relevant member of the Service Recipient Group) for the equivalent service during the period referred to in clause 5.1(E), provided that the Service Provider can demonstrate (to the relevant Service Recipient’s reasonable satisfaction) that the fee was included as a recurring charge in each of: (a) the 2016 and 2017 historical financials; and (b) the 2018 budget of the Target Companies, in each case as made available to the Purchaser in the Data Room prior to the date of the SPA, and provided that there is no indication in such materials of a plan for termination or cessation of the relevant Omitted Service.

5.4                               Without prejudice to the Service Provider’s obligations under clause 3 (Minimum Service Levels and Service Credits), each Omitted Service shall, save in respect of charging, be provided to the relevant members of the Service Recipient Group on substantially the same basis as provided to the relevant Business during the Reference Period and the Service Provider and the Relevant Service Recipient shall discuss in good faith any other relevant terms that should apply to the provision of the Omitted Service and document the agreed terms in a manner consistent with the Service descriptions in the relevant Service Schedule.

5.5                               Except where the context requires otherwise, any Omitted Service to be provided under this clause 5 (Omitted Service) shall be categorised by the parties (or, in the absence of agreement between the parties, escalated for resolution in accordance with Schedule 6 (Governance Model)) as a German Service, Czech Republic Service, Hungarian Service or Romanian Service, and references to the German Services, Czech Republic Services, Hungarian Services and Romanian Service shall include any Omitted Services categorised as such and the standards referred to in clause 3 (Minimum Service Levels and Service Credits) shall apply to all such Omitted Services.

6.                                      Migration, Integration and Development Projects

6.1                               Each party shall comply with its obligations, and shall have the rights provided to it, under Schedule 11 (Migration, Integration and Development Projects).

7.                                      Updates and Upgrades

Upgrades

7.1                               Subject to clause 7.2, unless otherwise stated in a Service Schedule, no Upgrades shall be provided under this Agreement.

7.2                               Subject to any restrictions imposed by antitrust law, the Service Provider shall notify the Relevant Service Recipient in writing of all material Upgrades that are rolled out by or on behalf of the Service Provider in respect of services equivalent to the Services in the territories referred to in Schedule 1 (Services) (and that are not already included in a Service Schedule) as soon as reasonably practicable following such roll out. The Relevant Service

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Recipient may request the implementation of such an Upgrade in respect of a Service by way of Special Request pursuant to paragraph 4.2.3 of Schedule 6 (Governance Model).

Updates

7.3                               The Service Provider shall:

(A)                               as part of agreeing the Roadmap with the Service Recipients pursuant to Schedule 6 (Governance Model), notify the Relevant Service Recipient of Updates that the Service Provider proposes to roll out in respect of the Services during the relevant Roadmap Period and a reasonable time window in which the Service Provider proposes the roll out to take place; and

(B)                               notify the Relevant Service Recipient of ad-hoc Updates that the Service Provider proposes to roll out in respect of the Services, including a reasonable time window in which the Service Provider proposes the roll out to take place, as soon as reasonably practicable following the Service Provider’s decision to effect such roll out.

Notwithstanding the generality of the foregoing, the Service Provider shall ensure that each such notice is issued as far in advance of the start of the proposed time window for the relevant roll out as is reasonably practicable, taking into account the nature of the relevant Update (the Service Recipients acknowledging that certain emergency Updates may be rolled out on very short notice).

7.4                               The Service Provider shall ensure that Updates are made available to the Service Recipients in accordance with clause 3.1(C).

7.5                               The Relevant Service Recipient shall as soon as reasonably practicable after receiving notice of the proposed roll out of an Update pursuant to clause 7.3 notify the Service Provider in writing as to whether the Relevant Service Recipient, acting reasonably and in good faith:

(A)                               rejects the relevant Update;

(B)                               accepts the roll out of the relevant Update in the roll out window proposed by the Service Provider; or

(C)                               accepts the roll out of the relevant Update but requires the roll out to be postponed until after the proposed roll out window.

7.6                               Where an Update is rejected by the Relevant Service Recipient pursuant to clause 7.5(A) or postponed by the Relevant Service Recipient pursuant to clause 7.5(C), the Service Provider and the Relevant Service Recipient shall immediately meet to agree, acting reasonably and in good faith, an alternative roll out arrangement that is acceptable to both the Service Provider and the Relevant Service Recipient. Where the Service Provider and the Relevant Service Recipient fail to agree such an agreement within 10 days following the start of such discussions, the Service Provider shall, to the extent it has not already done so:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(A)                               notify the Relevant Service Recipient in writing of the anticipated effect of the rejection or postponement (as applicable) on the Service(s) to which the relevant Update relates and provide a good faith estimate of Incremental Costs for which the Relevant Service Recipient may be liable under clause 7.8 or 7.9 (if any), and where postponed by the Relevant Service Recipient pursuant to clause 7.5(C), the revised roll out window (acting reasonably and in good faith, and having regard to any requests made by the Relevant Service Recipient during the discussions between the Service Provider and the Relevant Service Recipient regarding alternative roll out arrangements under this clause 7.6); and

(B)                               provide the Relevant Service Recipient with a reasonable opportunity to reconsider its rejection or postponement and select an alternative response to the proposed roll-out in accordance with clause 7.5.

7.7                               Where an Update is accepted by the Relevant Service Recipient, the Service Provider shall roll out such Update in the proposed window accepted by the Relevant Service Recipient or as agreed under clause 7.6, in each case at no charge to the Relevant Service Recipient.

7.8                               Where:

(A)                               all of the Service Recipients reject the roll out of an Update pursuant to clause 7.5(A); or

(B)                               all of the Service Recipients postpone the roll out of an Update pursuant to clause 7.5(C),

the Relevant Service Recipient shall reimburse the Service Provider in respect of all Incremental Costs reasonably incurred by the Service Provider in continuing to provide the relevant Service without the relevant Update.

7.9                               Where one or more but not all of the Service Recipients:

(A)                               reject the roll out of an Update pursuant to clause 7.5(A); or

(B)                               postpone the roll out of an Update pursuant to clause 7.5(C),

then the Service Provider will continue to provide the relevant Service to a Service Recipient which has rejected or postponed the roll out of the Update subject to the following:

(i)                                     any Relevant Service Recipient which has rejected or postponed the roll out of the Update shall reimburse the Service Provider in respect of all Incremental Costs reasonably incurred by the Service Provider in continuing to provide the relevant Service to that Relevant Service Recipient without the relevant Update;

(ii)                                  if and to the extent that the rejection or postponement of the Update adversely impacts the stability/availability of the relevant Service Platform:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(a)                                 the standard of service set out in clause 3.1 for the relevant Service (or part of the Service) will be reduced commensurately to the extent of such adverse impact) ; and

(b)                                 Schedule 12 (Service Levels and Service Credits) will not apply in respect of the Service Platform to which the relevant Service (or part of a Service relates); and

(iii)                               the relevant Service shall be provided in the same manner following the rejection or postponement, except to the extent that it is operationally unfeasible (including because any relevant Third Party Supplier refuses to provide any service which the Service Provider is reliant on in providing the relevant Service, with no operationally feasible replacement) for the Service Provider to provide that Service in the same manner.

New Offerings

7.10                        Without prejudice to clause 5 (Conduct of Business before Completion) of the SPA or any activities agreed between the Service Provider and the Service Recipients as part of the Migration Plan, during the period between the date of the SPA and the Effective Date, if the Service Provider Group launched any new platform, modem or other customer service (including the ‘EOS’ platform, but otherwise excluding those developments identified in the Service Schedules as being planned for implementation between the date of the SPA and the Effective Date) within the Business (each a “New Offering”), then with effect from the Effective Date the Service Provider shall continue providing that New Offering as a Service to the Service Recipient Group under this Agreement, subject to and in accordance with the following:

(A)                               Sections (i) to (iv) of Part B (Entertainment Services) of Schedule 1 (Services) shall be amended (as applicable) to incorporate a reference to that New Offering;

(B)                               the Service Recipients may not make the New Offering available to any customer not receiving the New Offering as at the Effective Date without reaching a separate commercial agreement with the Service Provider regarding the expansion of that New Offering;

(C)                               subject to (D), the Service Provider shall bear all costs incurred in connection with maintaining and operating that New Offering (including any ongoing licence fees related to the use of that New Offering);

(D)                               where the New Offering is the ‘EOS’ platform, the Service Recipients shall bear all recurring support and third party licence costs on a basis that is no more than the recurring support and third party licence costs for Hzn3 per equivalent set top box unit; and

(E)                                the Service Provider shall provide that New Offering for a period of at least 4 years from the Effective Date (unless that New Offering is terminated earlier in accordance with this Agreement).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Development and delivery

7.11                        Each party shall comply with its obligations, and shall have the rights provided to it, under Schedule 5 (Development and Delivery).

8.                                      Third Party Suppliers

8.1                               The parties agree that, subject to clause 32 (Assignment and sub-contracting):

(A)                               certain Services may be provided in whole or in part by or through the use of third parties on behalf of the Service Provider (“Third Party Suppliers”);

(B)                               the provision of Services by the Service Provider in accordance with the terms of this Agreement may require licences or consents granted by Third Party Suppliers; and

(C)                               certain equipment, components, software and services necessary for the provision and receipt of the Services (including consumer premises equipment) in accordance with the terms of this Agreement may be supplied to the Service Provider by Third Party Suppliers, in each case under contracts to which a member of the Service Recipient Group is not a party (“Third Party Supply Contracts”).

8.2                               The parties further agree that:

(A)                               the use of Third Party Supply Contracts in the manner described in clause 8.1 and the supply by the Service Provider to the Service Recipient Group of goods and/or services that are supplied to the Service Provider under a Third Party Supply Contract, may require the Service Provider to obtain additional consents, approvals, permissions or licences from Third Party Suppliers (collectively, “Authorisations”); and

(B)                               obtaining Authorisations may require the Service Provider to incur additional one-off and/or ongoing third party costs (“Authorisation Expenses”).

8.3                               Where any Authorisations are necessary to provide the Services or supply goods and/or services to the Service Recipient Group in accordance with the terms of this Agreement, the Service Provider shall, subject to clauses 8.4 and 8.5:

(A)                               use best endeavours to, prior to the Effective Date, obtain and, thereafter, maintain such Authorisations, prioritising its efforts to obtain the Authorisations necessary under the most material Third Party Supply Contracts first, with the remaining Authorisations being sought on a phased basis depending on the materiality of the relevant Third Party Supply Contract;

(B)                               subject to the provisions of Schedule 9 (Post-Completion Information Flows Protocol) provide the relevant Service Recipients with reasonable notice of any relevant

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

obligations owed to, or restrictions put in place by, the relevant Third Party Supplier or under the relevant Third Party Supplier Agreement;

(C)                               immediately notify the relevant Service Recipients if the Service Provider fails to obtain or maintain any such Authorisation; and

(D)                               use best endeavours to, including by working with the relevant Service Recipients to, minimise any adverse impact resulting from a failure to obtain or maintain any such Authorisation.

8.4                               Subject to any restrictions imposed by antitrust law, the Service Provider shall notify the relevant Service Recipients in advance of approaching, and, at the relevant Service Recipients’ request, permit the relevant Service Recipients to participate in discussions with, the Third Party Suppliers in respect of the Authorisations. The relevant Service Recipients shall provide, and shall procure that their Affiliates provide, reasonable assistance to the Service Provider in connection with the obtaining and maintaining of any required Authorisations.

8.5                               The Service Provider shall not offer any material additional Dependencies to any Third Party Supplier in order to obtain any Authorisation without the relevant Service Recipients’ prior written consent.

8.6                               Where the Service Provider fails to obtain or maintain any Authorisation for any reason, the Service Provider and the relevant Service Recipients shall discuss in good faith, and the Service Provider shall, based on such discussions, procure, an alternative means of continuing the provision of the relevant Service or facilitating the continued supply of the relevant goods and/or services (as the case may be) in accordance with the terms of this Agreement.

8.7                               All:

(A)                               one-off costs and Incremental Costs paid to the relevant Third Party Supplier in obtaining and maintaining an Authorisation; and

(B)                               costs of procuring any alternative provision of Services or supply of goods and/or services,

shall (except as described in clauses 2.5 and 2.5(E)) in each case be borne 50:50 as between: (i) the Service Provider; and (ii) the relevant Service Recipient(s) to which the Authorisation and/or alternative provision of Services or supply of goods and/or services relates.

8.8                               Where the Service Provider obtains an Authorisation, the relevant Service Recipient(s) shall comply, and shall procure that the members of its or their Group comply, with all obligations owed to, and all restrictions put in place by, the relevant Third Party Supplier, in each case to the extent that the relevant Service Recipient(s) have been provided with reasonable advance notice of such restrictions and obligations in writing by the Service Provider.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

8.9                               The Service Recipients shall not act, or omit to act, in a manner which the Service Provider has identified to the Service Recipients in writing in advance, will cause the Service Provider to be in breach of any Third Party Supply Contract. Provided that the Service Provider notifies the Service Recipients in writing promptly after becoming aware of the breach, the Service Recipients shall indemnify and shall hold harmless the Service Provider and any of its Affiliates on demand against all direct and demonstrable Costs that result from a breach of this clause.

Direct supply and CPE

8.10                        Where a Service Recipient enters into a direct agreement with a Third Party Supplier for the supply of equipment (including consumer premises equipment (“CPE”)), software, services or licences, that in each case is reasonably required for the receipt of the Services, (each a “Supply Agreement”) that Service Recipient shall, subject to the Service Provider’s compliance with clause 8.11, ensure that such equipment, software, services or licences conforms in all material respects to all specifications reasonably required by the Service Provider and notified in advance by the Service Provider to that Service Recipient (the “Specifications”).

8.11                        In the event that the Service Provider proposes to make any change to any Specification during the Term, the Service Provider shall promptly notify the relevant Service Recipients in writing and work with those Service Recipients and the relevant Third Party Supplier, acting reasonably and in good faith, to enable those Service Recipients and Third Party Supplier to make such changes to the relevant Supply Agreement and/or relevant equipment, software, services or licences as are needed to conform with the proposed change to the Specification before it takes effect.

8.12                        Without prejudice to clause 8.10, which shall apply to CPE procured pursuant to this clause 8.12, the Service Recipients shall, throughout the Term, be responsible for procuring all CPE required for the Service Recipient Group to receive the benefit of the Services under this Agreement.

8.13                        The Service Provider warrants that, as at the Effective Date, all equipment, software, services and licences owned and/or licensed to any members of the Service Recipient Group for receipt of the Services, and the terms of each Supply Agreement, satisfy the Specifications for the purposes of clause 8.10.

9.                                      Dependencies

9.1                               The Service Provider shall promptly notify the relevant Service Recipients in writing of (and, to the extent the Service Provider is reasonably able, promptly notify the relevant Service Recipients in writing prior to) the occurrence of any failure or delay by a Service Recipient and/or any member of its Group to fulfil, or to procure the fulfilment of, any Dependency of which the Service Provider, any member of the Service Provider Group or any of its or their sub-contractors becomes aware which has or is likely to have an adverse effect on the supply of one or more Services and/or on the ability of the Service Provider to perform its obligations under this Agreement (a “Dependency Failure”).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

9.2                               The Service Provider’s liability to the Service Recipients for a failure to perform, or delay in performing, a Service and/or any other obligation under this Agreement shall be proportionally reduced to the extent that the failure or delay was caused by a Dependency Failure, provided that the Service Provider:

(A)                               could not have avoided such failure or delay by taking precautions which the Service Provider ought reasonably to have taken;

(B)                               notifies the relevant Service Recipients of the Dependency Failure and its likely effect on the supply of the Services and/or on the ability of the Service Provider to perform its obligations under this Agreement; and

(C)                               uses all reasonable endeavours to minimise and mitigate the impact of such failure or delay and to continue to perform its affected obligations (in addition to continuing to perform those of its obligations under this Agreement that are unaffected by Dependency Failure).

9.3                               The Service Provider may, in providing or procuring each Service, rely on the provision of data and information to it by or on behalf of the members of the Service Recipient Group in respect of that Service. Except as otherwise agreed in writing, the Service Provider has no obligation to review, verify or otherwise confirm the accuracy, completeness or sufficiency of the data or information provided by or on behalf of the members of the Service Recipient Group, provided that the Service Provider shall notify the providing member of the Service Recipient Group as soon as reasonably practicable following the identification by the Service Provider or any of its sub-contractors of any inaccurate, incomplete or insufficient data or information. Provided such notification obligation is complied with, the Service Provider shall not have any liability under this Agreement, whether in contract, tort (including negligence) or otherwise, to the extent such liability arises as a result of the inaccuracy, insufficiency or incompleteness of the data or information provided by or on behalf of the members of the Service Recipient Group in respect of the relevant Service.

10.                               Charges and invoicing

10.1                        Save to the extent expressly provided for in this Agreement, the parties acknowledge and agree that the Charges shall be calculated on the basis set out in Schedule 3 (Charges).

Fixed Charges

10.2                        Fixed Charges shall be payable in equal monthly instalments in arrears.

Variable Charges

10.3                        Variable Charges shall be payable monthly in arrears, calculated by reference to the relevant unit costs set out in Schedule 3 (Charges).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Invoicing and Payment

10.4                        Each Service Recipient shall pay the Relevant Charges (and such other amounts that are payable by that Service Recipient to the Service Provider under this Agreement) invoiced by the Service Provider under this Agreement in Euros by way of electronic transfer to the Service Provider’s Bank Account within 30 calendar days from the date of receipt of the relevant invoice by that Service Recipient (the “Due Date”). Receipt of the amount due shall be an effective discharge of the relevant payment obligation.

10.5                        If a Service Recipient reasonably and in good faith believes that any invoice or part of an invoice issued to it by the Service Provider is incorrect, it shall within 10 Business Days of receipt of such invoice notify the Service Provider in writing stating the reasons why it believes the invoice to be incorrect.  That Service Recipient’s notice will constitute a dispute and will be addressed in accordance with the escalation process through the Governance Structure in Schedule ] (Governance Model). That Service Recipient shall be entitled to withhold payment of the disputed amount but shall be obliged to pay any undisputed part of the invoice by the Due Date. On settlement of any dispute that Service Recipient shall pay any amount that is properly due and owing under the invoice.

10.6                        If any sum due for payment by a Service Recipient under this Agreement is not paid by the applicable Due Date, that Service Recipient shall pay Default Interest on that sum from, but excluding, the applicable Due Date to, and including, the date of actual payment, calculated on a daily basis and compounding annually.

10.7                        If, in respect of an invoice that a Service Recipient has not disputed in accordance with clause 10.5, that Service Recipient has failed to pay the Service Provider by the applicable Due Date:

(A)                               if by the date falling 60 calendar days after the Due Date that Service Recipient has failed to pay such undisputed invoice, the Service Provider shall have the right to suspend all or the part of the Services to which the failed payment relates, provided that the Service Provider has issued a notice by email on the date falling:

(i)                                     30 days after the Due Date, identifying the relevant non-payment; and

(ii)                                  45 days after the Due Date, identifying the relevant non-payment and the Service Provider’s intention to suspend the Services (or part thereof) to which the failed payment relates, in each case to pierre.klotz@vodafone.com, and copied to alexander.deacon@vodafone.com; and

(B)                               if by the date falling 90 calendar days after the Due Date that Service Recipient has failed to pay such undisputed invoice, the Service Provider shall have the right to terminate this Agreement, provided that the Service Provider has, acting reasonably and in good faith, exhausted the escalation procedure through the process set out in Schedule 6 (Governance Model) and has issued a notice by email on the date falling:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(i)                                     60 days after the Due Date identifying the relevant non-payment; and

(ii)                                  75 days after the Due Date, identifying the relevant non-payment and the Service Provider’s intention to terminate the Agreement,

in each case to pierre.klotz@vodafone.com, and copied to alexander.deacon@vodafone.com.

11.                               Tax

11.1                        Any payment of the Relevant Charges by a Relevant Service Recipient to the Service Provider under this Agreement will be made without any deduction or withholding for or on account of any Taxes unless such deduction or withholding is required by law. If the Relevant Service Recipient is required by law to make any such deduction or withholding from any such payment of the Relevant Charges, then that Relevant Service Recipient will not be required to pay any additional amount in respect of such deduction or withholding to the Service Provider, and that Relevant Service Recipient shall:

(A)                               ensure that the deduction or withholding does not exceed the minimum amount legally required;

(B)                               pay to the relevant Tax Authority within the period permitted for payment the full amount so deducted or withheld; and

(C)                               provide to the Service Provider an appropriate receipt or other evidence of payment to the relevant Tax Authority of the amount so deducted or withheld.

11.2                        The Service Provider and the Relevant Service Recipient shall use reasonable endeavours to co-operate in completing any statements or documents and making any claims, filings or notifications which may be required in order to avoid the imposition of any such deduction or withholding or to reduce the amount of any such deduction or withholding and, if the imposition of any such deduction or withholding cannot be avoided or reduced in full, in order to enable the Service Provider to make a claim for repayment of, or a tax credit in respect of, the amount deducted or withheld.

11.3                        Clauses 11.1 and 11.2 above shall apply mutatis mutandis in respect of the payment of the Service Credits by the Service Provider to any Relevant Service Recipient under this Agreement, but: (i) replacing references to the ‘Service Provider’ with ‘Relevant Service Recipient’ and vice versa; and (ii) replacing references to the ‘Relevant Charges’ with ‘relevant Service Credits’.

VAT

11.4                        All sums payable under this Agreement, including the Charges, which (in whole or in part) constitute the consideration for any supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on that supply.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

11.5                        If, under this Agreement, anything is done which is a supply on which VAT is chargeable, and the maker of the supply is required to account to a Tax Authority for VAT in respect of that supply, the recipient of the supply shall, subject to the receipt of a valid VAT invoice in respect of such supply, pay to the maker of it (in addition to, and at the same time as, any other consideration for that supply) an amount equal to that VAT.

11.6                        Where, under the terms of this Agreement, any costs which have been included in the calculation of an amount which a Service Recipient is obliged to pay to the Service Provider are treated for VAT purposes as consideration for a supply to that Service Recipient by a person other than the Service Provider, the Service Provider shall use reasonable endeavours to procure the provision to that Service Recipient of a valid VAT invoice in respect of such supply.

11.7                        Any sum payable under this Agreement by a Service Recipient:

(A)                               shall be paid by that Service Recipient:

(i)                                     on its own behalf to the extent that the sum relates to a Service which the Service Recipient receives; and

(ii)                                  on behalf of the relevant member of the Service Recipient Group to the extent that the sum relates to a Service received by that member of the Service Recipient Group; and

(B)                               shall be received by the Service Provider:

(i)                                     on its own behalf to the extent that the sum relates to a Service which the Service Provider supplies; and

(ii)                                  on behalf of the relevant Affiliate of the Service Provider to the extent that the sum relates to a Service supplied by that Affiliate.

12.                               Termination

General Termination of Services

12.1                        Subject to clauses 12.2 to 12.9 (inclusive), no party has the right to terminate any Service prior to the expiry of the Service Term for that Service.

12.2                        The Relevant Service Recipient may terminate:

(A)                               an individual Service in whole, or in part to the extent such Service is adequately sub-divided as specified in Schedule 3 (Charges)), or otherwise illustrated in the worked example at the Annex to Schedule 3 (Charges), by providing at least 12 calendar months’ notice in writing to the Service Provider (or such other minimum notice period as may be described in Schedule 3 (Charges)), provided that such termination shall not take effect before the end of the Minimum Term specified for that Service (or part of the Service); or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(B)                               a Project-bound Service by providing at least 12 calendar months’ notice in writing to the Service Provider provided that such termination shall not take effect before the end of the Minimum Term of that Project.

For the avoidance of doubt, the Relevant Service Recipient need not provide the Service Provider with 12 calendar months’ notice pursuant to clause 12.2(B) where the parties have, through the relevant Governance Committee, agreed in writing a specific date on which the termination of a Project-bound Service shall take effect, which may take effect before the end of the Minimum Term specified for that Service (or part of the Service).

12.3                        Provided that the Relevant Service Recipient has, acting reasonably and in good faith, first exhausted the escalation procedure through the Governance Structure set out in Schedule 6 (Governance Model), it may terminate a Service (in whole or in part) with immediate effect by giving written notice to the Service Provider if the Service Provider commits a breach of any material obligation (or a combination of obligations that in their entirety is material) under this Agreement relevant to that Service and, in the case of a breach that is capable of remedy, fails to remedy it within 30 calendar days of receipt of a notice giving full particulars of the breach and requiring it to be remedied. The Service Provider shall have no equivalent right of termination.

12.4                        Prior to the termination of any Service (in whole or in part), the Service Provider and the Relevant Service Recipient shall have undertaken a joint assessment of the impact of the termination of that Service (or part of a Service) on any Related Services.

Termination of this Agreement

12.5                        If an Insolvency Event occurs in relation to a Service Recipient, the Service Provider may terminate this Agreement, in so far as it relates to that Service Recipient, with immediate effect by written notice to each Service Recipient.

12.6                        The Service Recipient Guarantor may terminate this Agreement with immediate effect by written notice to the Service Provider if an Insolvency Event occurs in relation to the Service Provider.

12.7                        The Service Provider may terminate this Agreement with immediate effect by written notice to each Service Recipient if any Service Recipient commits a breach of any obligation under this Agreement that is material in the context of the Agreement as a whole (or a combination of obligations that in their entirety is material in the context of the Agreement as a whole) and:

(A)                               if the relevant breach is capable of remedy, the Service Recipient in breach has failed to remedy it within 45 calendar days of receipt of a notice giving full particulars of the breach and requiring it to be remedied; and

(B)                               the parties have, each acting reasonably and in good faith, exhausted the escalation procedure through the Governance Structure set out in Schedule 6 (Governance Model); and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(C)                               the breach by the Service Recipient is continuing and is having a material adverse impact on any Material Service Provider Operations.

12.8                        The Service Recipient Guarantor may terminate this Agreement with immediate effect by written notice to the Service Provider if the Service Provider commits a breach of any material obligation under this Agreement (or a combination of obligations that in their entirety is material) and:

(A)                               if the relevant breach is capable of remedy, the Service Provider has failed to remedy it within 45 calendar days of receipt of a notice giving full particulars of the breach and requiring it to be remedied; and

(B)                               the parties have, each acting reasonably and in good faith, exhausted the escalation procedure through the Governance Structure set out in Schedule 6 (Governance Model).

12.9                        The Service Provider may terminate this Agreement with immediate effect by written notice to each Service Recipient if there is a change of Control of any Service Recipient (other than as part of any intragroup reorganisation of the Service Recipient Group, provided that the relevant Service Recipient remains under the control of the Service Recipient Guarantor).

13.                               Consequences of termination

13.1                        On termination or expiry of a Service, part of a Service, or this Agreement (in accordance with its terms):

(A)                               subject to any rights or obligations that have accrued before termination, no party shall have any further obligation to the other party for that Service, part of the Service or this Agreement, as appropriate;

(B)                               any Related Service which is reliant on the terminated Service shall be amended, varied or terminated (as appropriate) at the same time, to the extent provided for, and in accordance with, the Migration Plan;

(C)                               any licences or sub-licences to the extent granted in relation to that Service, part of the Service or this Agreement, as appropriate, shall terminate with immediate effect, except for those licences referred to in clause 22.6 and those licences that also relate to any remaining Services, or parts of Services;

(D)                               except to the extent required for the performance of its remaining obligations under this Agreement, the Service Provider and the Relevant Service Recipient shall each (and shall each procure that its applicable Affiliates shall):

(i)                                     return or deliver to the other all records and documents in its possession or control or that of any of its applicable Affiliates; and

(ii)                                  expunge all data from any system in its possession or control or that of any of its applicable Affiliates,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

in each case containing Confidential Information of the other (or its applicable Affiliates), or, at that other’s direction, shall destroy it, and certify that the destruction has taken place. The party returning, expunging or destroying the Confidential Information may retain a copy of the Confidential Information for the purposes of, and so long as required by, any Applicable Laws, court or Regulator or its internal compliance procedures, and copies of any computer records and files containing any Confidential Information that have been created pursuant to automatic archiving and back-up procedures; and

(E)                                the Relevant Service Recipient shall pay all amounts accrued for the Relevant Charges and other work performed in relation to that Service, part of the Service or the Agreement, as appropriate, before termination that have not already been paid in accordance with clause 10 (Invoicing and payment).

13.2                        On termination of a Service or part of a Service in accordance with the terms of this Agreement, the proportion of the total Relevant Charges payable under this Agreement relating to that Service or part Service shall no longer be payable by the Relevant Service Recipient. If such proportion is unclear to, or otherwise disputed by the Service Provider and the Relevant Service Recipient, the Service Provider and that Relevant Service Recipient shall immediately discuss and seek to agree in good faith, acting reasonably, a commensurate reduction in the total Relevant Charges to reflect the termination of the relevant Service or part Service. The parties have agreed, and attached as an Annex to Schedule 3 (Charges), a worked example of how Charges will reduce in such circumstances.

13.3                        Termination or expiry of this Agreement shall not release the any party from any liability that has already accrued to the other party at termination or expiry.

13.4                        The Surviving Provisions shall survive termination or expiry of this Agreement.  If this Agreement is terminated or expires in respect of a Service or part of a Service (other than the last Service or part Service to expire or be terminated) then, unless the parties agree otherwise, the rest of this Agreement shall continue in force.

14.                               Representations and warranties

14.1                        Each of the Service Provider, the Service Provider Guarantor and the Service Recipient Guarantor represents and warrants that it has obtained all corporate authorisations and all other governmental, statutory and regulatory consents, licenses, authorisations, waivers and exemptions required to empower it or they (as applicable) to enter into and perform its or their (as applicable) obligations under this Agreement (with the exception of the Authorisations).

14.2                        The Service Provider Guarantor represents and warrants that the Service Recipients have obtained all corporate authorisations to empower them to enter into and perform their obligations under this Agreement.

14.3                        Each party represents and warrants that it complies with Applicable Laws to the extent necessary to fulfil its obligations under this Agreement, including, in the case of the Service Provider, the provision of the Services in the territories referred to in Schedule 1 (Services) in accordance with the terms of this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

14.4                        Save as otherwise stated in this Agreement, the Service Provider gives no representation, warranty or other term (whether express, implied, statutory or otherwise) as to the condition, quality, performance or fitness for purposes of the Services.

15.                               Limitation of liability

15.1                        The liabilities of the Service Recipients under this Agreement are assumed severally by each of them in relation only to itself, and the liability of them in respect of any breach shall extend only to any loss or damage arising from its own breach provided that, where more than one of them is liable in respect of the same loss or damage, the relevant Service Recipients shall be jointly and severally liable for the total sum recoverable.

15.2                        Subject to clauses 15.5 and 15.8, no party shall be liable to the other party or its Affiliates for any indirect or consequential loss or damage, in each case, whether in contract (including under any indemnity or warranty), tort (including negligence) or otherwise, that arise under or in connection with this Agreement.

15.3                        The Service Provider shall not be liable to a Service Recipient or its Affiliates for any loss or damage, in each case, whether in contract (including under any indemnity or warranty), tort (including negligence) or otherwise, to the extent that the Service Provider can demonstrate (to that Service Recipient’s reasonable satisfaction) that such loss or damage is caused by an inability of a Third Party Supplier to continue providing the relevant service, support equipment, components or software, where such an inability is due to:

(A)                               an Insolvency Event occurring in respect of a Third Party Supplier; or

(B)                               the relevant Third Party Supplier being subject to circumstances which would constitute a Force Majeure Event (if the Service Provider were subject to such circumstances), provided always that the Service Provider:

(C)                               has notified that Service Recipient in writing as soon as reasonably practicable of such Third Party Supplier inability and any other relevant circumstances; and

(D)                               has used all reasonable endeavours to mitigate the consequences of such Third Party Supplier inability and to continue performing its obligations under this Agreement, which shall include:

(i)                                     procuring an alternative supplier of such services, support, equipment, components or software (at no Incremental Cost to any Service Recipient); and

(ii)                                  enforcing all contractual rights and claiming all contractual remedies against the Third Party Supplier in respect of such inability, and where the Service Provider recovers any sum from the relevant Third Party Supplier through the exercise of such rights, it shall pass to the relevant Service Recipients an equitable share of that sum (representing the Cost incurred by the Service

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Recipient Group as a proportion of the total Cost incurred by the Service Provider Group).

15.4                        In the context of the Service Provider’s obligation to pay Service Credits under Schedule 12 (Service Levels and Service Credits), the Service Provider shall not be liable to pay any Service Credits to a Service Recipient to the extent that the payment obligation arises as a direct result of a breach of this Agreement by that Service Recipient.

15.5                        Notwithstanding clause 15.2, the right of a party (the “Claiming Party”) to recover loss or damage arising under or in connection with this Agreement (whether in contract (including under any indemnity or warranty), tort (including negligence), or otherwise) may include the right to recover the following, to the extent that such loss or damage is directly and demonstrably caused by the other party’s breach of this Agreement:

(A)                               any direct loss of profits;

(B)                               the incremental costs and expenses reasonably incurred by the Claiming Party of remedying, or mitigating the impact of, a breach, including:

(i)                                     where the Claiming Party is a Service Recipient, implementing and performing workarounds following a failure by the Service Provider to satisfy clause 3.1;

(ii)                                  the costs and expenses of reconstituting or reloading lost or corrupted data;

(iii)                               any amounts payable to any other supplier by the Claiming Party in respect of any action such other supplier is required to take to mitigate the effect of, or to resolve, a breach for which the other party is responsible;

(iv)                              procuring and implementing alternative or replacement services;

(v)                                 legal fees and consultancy costs, and costs of hardware, software and other equipment and materials; and

(vi)                              costs and expenses (including legal fees) incurred by the Claiming Party arising out of or in connection with any claim by any third party against the Claiming Party (including any of its customers); and

(C)                               any fines, levies or other amounts imposed on the Claiming Party by a Regulator or otherwise by Applicable Laws,

and the parties agree that this clause 15.5 should not be interpreted as a complete, exhaustive, code of what the parties agree is claimable.

15.6                        [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

15.7                        Subject to clause 15.8, the aggregate amount of the liability of all Service Recipients and all other members of the Service Recipient Group under this Agreement (whether in contract (including under any indemnity or warranty), tort (including negligence), or otherwise) shall, together, not exceed €1 billion.

15.8                        The exclusions and limitations in clauses 15.2, 15.6 and 15.7, shall not apply to:

(A)                               liability for death or personal injury caused by the relevant party’s negligence;

(B)                               liability for fraud or fraudulent misrepresentation;

(C)                               liability for wilful misconduct;

(D)                               each Service Recipient’s liability to pay the Relevant Charges; or

(E)                                any other liability that cannot be excluded by Applicable Laws.

15.9                        A party bringing a Claim shall take all reasonable steps to avoid or mitigate the loss or damage to which the Claim relates.

15.10                 Upon a party becoming aware of any claim, action or demand against it or any of its Affiliates by a third party that is reasonably likely to give rise to a claim against the other party under any indemnity in this Agreement:

(A)                               such party shall, as soon as reasonably practicable, give written notice thereof to the other party;

(B)                               such party shall provide such reasonable information and access during Working Hours to its (and any of its relevant Affiliates’) personnel, premises, books, records and documents (including in electronic form but excluding access to legally privileged information or which would result in a breach of applicable law) to the other party, any Affiliate of the other party, and their professional advisors, as the other party may reasonably request in connection with such claim, action or demand;

(C)                               subject to other party indemnifying and holding harmless the first party against any liability, cost, damage or expense which may be reasonably incurred thereby, the other party shall be entitled, upon written notice to the first party, to take the sole conduct of such claims, actions or demands, provided that the other party;

(i)                                     consults with the first party prior to taking any material decision in relation to such conduct; and

(ii)                                  provides such information in relation to the conduct of such claims actions or demands as the first party may reasonably request.

In connection with that, the first party and its Affiliates shall give or cause to be given to the other party all such assistance as it may reasonably require in avoiding,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

disputing, resisting, settling, compromising, defending or appealing any such claim, action or demand;

(D)                               neither the first party nor any of its Affiliates shall make any admission of liability, agreement, settlement or compromise with any third party in relation to any such claim, action or demand without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed;

(E)                                the other party shall (after reasonable consultation with the first party) be entitled at any stage and at their absolute discretion to settle any such third party assessment or claim provided such settlement is without admission of any wrongdoing or liability and for the avoidance of doubt, the first party is indemnified pursuant to (C) above in relation to such settlement; and

(F)                                 any failure by the first party to comply with the provisions of this clause 15.10 shall not prevent any claim by the first party or extinguish any liability of the other party under this Agreement but may be taken into account in calculating any such liability to the extent that the other party establishes that such liability is increased or is not reduced by such failure.

16.                               Losses of Affiliates

16.1                        Subject to clause 15 (Limitation of liability), any losses that are suffered by the Affiliate(s) of the Service Provider Guarantor (including by the Service Provider) or by the Affiliate(s) of the Service Recipient Guarantor (including any Service Recipient) under, or in connection with, this Agreement shall be recoverable by the Service Provider Guarantor or the Service Recipient Guarantor (as applicable) (the “Contracting Party”) against, in the case of the Service Provider Guarantor, the Service Recipient Guarantor or any Service Recipient, and, in the case of the Service Recipient Guarantor, the Service Provider or the Service Provider Guarantor, acting as agent on behalf of the Affiliate(s) of the Contracting Party, to the extent that those losses would be recoverable by the Contracting Party under this Agreement if the Contracting Party had suffered those losses.

16.2                        Where a Claim cannot, under Applicable Laws, be made by the Contracting Party in its own name as agent for one or more Affiliates, then the Contracting Party shall use all reasonable endeavours to procure that the Claim is assigned to it by the relevant Affiliate(s). Where such assignment cannot, under Applicable Laws, be effected, the parties agree that the relevant Affiliate(s) may bring the Claim directly in its own name(s).

16.3                        The parties agree, for themselves and as agent for their respective Affiliates, that no party shall raise any defence or objection to any Claim on the basis that it is made: (A) in the name of the Contracting Party acting as agent for an Affiliate under clause 16.1; or (B) by an Affiliate that is not party to this Agreement under clause 16.2.

16.4                        Any Contracting Party seeking to recover Costs on behalf of an Affiliate shall procure that the relevant Affiliate immediately discontinues and withdraws any Claim against the other party or its Affiliates that is made other than in the name of the Contracting Party, in accordance with this clause.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

17.                               Damages not an adequate remedy

Notwithstanding any express remedies provided under this Agreement and without prejudice to any other right or remedy which any party may have, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by it of the provisions of this Agreement, so that in the event of a breach or anticipated breach of such provisions, the remedies of injunction and/or an order for specific performance may in appropriate circumstances be available.

18.                               Record keeping and audit

18.1                        Each party shall, and each Service Recipient shall procure that each member of its Group shall:

(A)                               maintain and keep reasonable records relating to the performance of its obligations under this Agreement; and

(B)                               on receipt of reasonable notice and subject to restrictions imposed by antitrust law, provide the other party with copies of these records as reasonably required to enable it to monitor the performance by the first party of its obligations under this Agreement.

18.2                        The Service Provider shall, and shall procure that its Affiliates shall, provide the Service Recipient Group with such support as the Service Recipient Group may reasonably request in respect of the adoption of the ‘IFRS 15’ and ‘IFRS 16’ reporting standards.

18.3                        Each party acknowledges that the other party and/or members of the Service Provider Group or Service Recipient Group, as relevant, and/or their respective auditors, may need access after the Effective Date to employees and officers of that party who have knowledge of accounting and Tax records and information pertaining to events occurring prior to the Effective Date. Accordingly, each party agrees that it shall, subject to any restrictions imposed by antitrust law and the confidentiality obligations provided under clause 39 (Confidentiality), allow the other party and its respective officers, employees, agents, auditors and representatives, to contact such employees and officers during Working Hours from time to time for purpose of obtaining and discussing such records and information.

18.4                        The costs of accessing, inspecting, reviewing and the making of copies (including in each case by any auditor) under this clause 18 shall be borne by the requesting party, save that, where any such access, inspection and/or review reveals:

(A)                               any material breach of the Agreement by the other party, that other party shall bear all such costs; and/or

(B)                               where the requesting party is a Service Recipient:

(i)                                     any failure by the Service Provider to satisfy clause 3.1; and/or

(ii)                                  any underpayment of any Service Credits,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

the Service Provider shall bear all such costs.

18.5                        The Service Provider shall, on reasonable prior written notice and within its audit cycles, allow each Service Recipient, for the purposes set out in clause 18.6, to access the records maintained in accordance with clause 18.1.

18.6                        The purposes referred to in clause 18.5 are:

(A)                               to inspect the records;

(B)                               to assess whether the Service Provider is performing its obligations in this Agreement; and

(C)                               to comply with the requirements of any Regulator.

18.7                        Any audit shall be subject to the following limitations:

(A)                               the Service Recipients may collectively conduct a maximum of one audit in any twelve month period under this clause 18 (Record keeping and audit), save that a total of one further audit may be conducted by one or more Service Recipients in any such period where a Service Recipient believes, acting reasonably and in good faith, that the Service Provider has failed to comply with a material obligations under this Agreement and such audit would enable the Service Recipients to determine the extent of such failure;

(B)                               audits shall be conducted during Working Hours and at a time reasonably acceptable to the Service Provider;

(C)                               audits shall be subject to the restrictions set out in the Post-Completion Information Flows Protocol, clause 39 (Confidentiality) and any restrictions under Applicable Law;

(D)                               audits and access to systems may be supervised by the Service Provider and the Service Provider may impose suitable access restrictions to the extent reasonably required by the Service Provider to ensure access does not compromise the security of the systems or cause any detriment to their operation;

(E)                                information which relates to members of the Service Provider Group and Confidential Information which relates to third parties may be redacted or restricted, in each case to the extent that such information is not reasonably required in the proper performance or conduct of the audit;

(F)                                 all audit results and records disclosed solely as a result of the audit shall, to the extent they comprise the Service Provider’s Confidential Information, be held in accordance with and subject to the terms of this Agreement; and

(G)                               each Service Recipient or any auditor conducting any such audit shall at all times comply with any and all reasonable security and confidentiality requirements of the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Service Provider with respect to the audit and each Service Recipient shall ensure that its auditors are bound by appropriate confidentiality obligations.

19.                               Governance and dispute resolution

General

Each party shall comply with its obligations, and shall have the rights provided to it, under Schedule 6 (Governance Model).

20.                               Change management

Each party shall comply with its obligations, and shall have the rights provided to it, under Schedule 7 (Change Management Procedure).

21.                               Access and information

21.1                        Without prejudice to the cost allocation principles set out in clause 18.4, each party shall, and each Service Recipient shall procure that the members of its Group shall:

(A)                               subject to this clause 21.1:

(i)                                     give employees or contractors of the other party’s Group access to the facilities, premises or personnel of their own Group during Working Hours; and

(ii)                                  promptly provide information (including copies of documents and data) and other assistance to the other party,

in each case, to the extent reasonably required by the other party to provide or receive the Services and to the extent not restricted by Applicable Laws;

(B)                               take reasonable steps to ensure the safety of any employees or contractors of the other party’s Group who visit their premises;

(C)                               not use, or attempt to access or interfere with, any IT Systems or data used by the other party’s Group, unless authorised to do so under this Agreement or the Migration Plan;

(D)                               ensure that its employees or contractors, or those of its Affiliates, shall at all times when visiting the premises of the other party’s Group:

(i)            carry visible and suitable means of identification;

(ii)           comply with any security and other reasonable directions given by the other party’s Group relating to conduct on their premises; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(iii)          not interfere with the employees or contractors of the other party’s Group, or the business operations of the other party’s Group;

(E)                                ensure that any dealings with the other party’s Group’s customers and Third Party Suppliers which are required in connection with this Agreement are conducted in a professional and competent manner;

(F)                                 without prejudice to clause 24.2 (Information technology risk control), promptly notify the other party of any event or circumstance (including failure on its part to comply with its obligations under this Agreement) which it reasonably believes may have a material adverse impact on the other party’s ability to provide or receive the Services or otherwise comply with its obligations under this Agreement; and

(G)                               respond promptly to requests by the other party’s Group for any information, documentation, guidance and assistance required (in its opinion) to provide or receive the Services.

21.2                        Each party’s obligations under clause 21.1 shall be limited to the extent applicable to the provision or receipt of the Services (as relevant) under this Agreement.

21.3                        Each party shall indemnify and hold harmless the other party and any of its Affiliates on demand against all direct and demonstrable Costs that result from a breach of clauses 21.1(C) or 21.1(D)(iii).

22.                               Intellectual Property

22.1                        Nothing in this Agreement shall:

(A)                               unless explicitly otherwise provided, operate to transfer or otherwise grant to any party any right or interest in any other party’s or any third party’s Intellectual Property Rights; or

(B)                               affect the ownership by any party or its licensors of Intellectual Property Rights existing at the Completion Date.

22.2                        The parties acknowledge that, as between the parties, all Intellectual Property Rights licensed by, created or developed by, or on behalf of, the Service Provider Group in connection with this Agreement either vest, or shall vest, in the Service Provider or its licensors automatically. To the extent that these Intellectual Property Rights vest in a member of the Service Recipient Group, the relevant Service Recipient hereby transfers (including by present assignment of future rights), or the Service Recipients shall procure that the relevant member of the Service Recipient Group shall transfer, those Intellectual Property Rights (free from all third party rights) to the Service Provider or, at the Service Provider’s request, to another member of the Service Provider Group.

22.3                        The Service Provider hereby grants, and/or shall procure that its relevant Affiliates shall grant, to each Service Recipient and its Group, a royalty-free (except to the extent set out in Schedule 3 (Charges)) non-exclusive, non-transferable (except as set out in clause 25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(Regulatory matters)), non-sub-licensable licence, in each case to use the Intellectual Property Rights owned by the Service Provider (and its Affiliates) and used by the Service Recipient to which the licence is being granted and its Group in the receipt of the Services during the Service Term only to the extent necessary for, and for the sole purpose of, that Service Recipient’s receipt of the Services during the Service Term and only in the territory in which such Services are received in accordance with this Agreement.

22.4                        Each Service Recipient hereby grants, and shall procure that its relevant Affiliates shall grant, to the Service Provider and its Group a royalty-free, non-exclusive, non-transferable (except as set out in clause 25 (Regulatory matters)), non-sub-licensable licence, in each case to use the Intellectual Property Rights owned by that Service Recipient (and its Affiliates) and used by the Service Provider in, or necessary for, the provision of the Services during the Service Term only to the extent necessary for, and for the sole purpose of, the Service Provider’s provision of the Services in accordance with the terms of this Agreement during the Service Term.

22.5                        No party shall (and shall not permit any of its Affiliates to) use, access, make copies of, disclose, lend, rent, assign, sub-license, distribute, transfer, modify, alter, make derivative works of, directly or indirectly reverse engineer, decompile, disassemble, or in any way redevelop (in object code or source code format) any software or technology licensed to it under clause 22.3 or clause 22.4 (as applicable) or otherwise provided directly or indirectly by third parties in connection with this Agreement or any Intellectual Property Rights in any of the foregoing, except to the extent expressly approved in writing by the other party or permitted by Applicable Laws, and shall comply with all licence terms and other obligations and restrictions notified to it by the other party in writing in connection with such software and/or technology.

22.6                        The Service Provider shall grant, and/or shall procure the grant of, with effect from the date of termination or expiry of each Service (in whole or in part), to each Service Recipient and its Group, in each case such licences of Intellectual Property Rights in all materials, assets and other deliverables developed, provided or otherwise made available to the Service Recipient to which the licence is being granted and/or any member of its Group during the relevant Service Term in respect of the relevant Service or part Service, as applicable, as are agreed in accordance with Schedule 11 (Migration, Integration and Development Projects).

22.7                        Subject to clause 22.8, each party shall indemnify and hold harmless the other party and its Group on demand against all direct and demonstrable Costs that result from any claim brought against that other party or member of its Group that use of any services, materials, assets or deliverables provided by the first party pursuant to this Agreement infringe the Intellectual Property Rights of any third party.

22.8                        The indemnity in clause 22.7 shall not apply to any claim to the extent that it arises as a result of or in connection with the use of:

(A)                               any Intellectual Property Rights owned by any member of the indemnified party’s Group;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(B)                               any materials, assets or deliverables provided to the indemnifying party by or on behalf of the indemnified party’s Group pursuant to this Agreement;

(C)                               any modification made by, or on behalf of, any member of the indemnified party’s Group to any materials provided by the indemnifying party (save to the extent such modification is made in accordance with specific instructions of the indemnifying party);

(D)                               any materials provided by the indemnifying party:

(i)                                     in combination with other materials not so provided, to the extent the alleged infringement relates to use of the other materials not so provided;

(ii)                                  in a manner that is inconsistent with the indemnifying party’s reasonable instructions provided to the indemnified party in respect of the use of those materials, provided that such instructions have been provided in advance and compliance with them does not have any adverse impact on the provision or receipt of the Services or would require any member of the indemnified party’s Group to incur any additional cost or expense unless the indemnified party agreed to incur such cost or expense at the time the instructions were provided.

23.                               Data protection and personnel transfers

Data protection

23.1                        Each party shall comply with its obligations, and shall have the rights provided to it, under Schedule 8 (Data Protection).

Personnel transfers

23.2                        The parties agree that the Regulations are not intended to apply to the provision or cessation of any Services and/or any of the other matters contemplated by this Agreement or its termination.  All employees of any member of the Service Provider Group and of any Service Provider Personnel engaged in the provision of Services shall remain the employees of such member of the Service Provider Group or such Service Provider Personnel. Each party shall avoid taking steps (without the consent of the other party) which shall make it more likely that the Regulations will apply in respect of the provision or termination of the Services under this Agreement and the Service Provider Group.

23.3                        In the event that any employee of any member of the Service Provider Group becomes by operation of the Regulations an employee of any member of the Service Recipient Group or any Replacement Service Provider by virtue of his providing or ceasing to provide Services under this Agreement (unless the employee becomes by operation of the Regulations an employee of a member of the Service Recipient Group or any Replacement Service Provider as a result of the lawful termination of this Agreement by the Service Provider in accordance with clauses 10.7(B), 12.5 or 12.7):

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(A)                               The Service Provider Group, in consultation with the relevant member of the Service Recipient Group or Replacement Service Provider, will, within 14 days of being so requested by the relevant member of the Service Recipient Group or Replacement Service Provider, make to that person an offer in writing to employ him under a new contract of employment, to take effect upon the release or termination referred to in clause 23.3(B), identical in all respects to that person’s contract of employment immediately before that release or termination date and providing for a full recognition and continuation of that person’s tenure with the Service Provider Group. If requested by the Service Recipient Group or the Replacement Service Provider, the Service Provider undertakes to assist the Service Recipient Group or Replacement Service Provider in the conclusion of a mutual consent termination with that person.

(B)                               Once that offer has been made (or after the expiry of 14 days after it has been requested), the relevant member of the Service Recipient Group or Replacement Service Provider may issue a notice of termination of the employment of or enter into a mutual termination agreement with the person concerned and, provided that such notice of termination is made within 3 months of the date the Service Recipient Group or Replacement Service Provider became aware of the alleged transfer of employment, the Service Provider Group will indemnify the Service Recipient Group or any Replacement Service Provider against the reasonable direct costs of that person’s employment up to and including its termination or release, or triggered by such termination or release, and against any other liability arising under the Regulations.

24.                               Information technology risk control

24.1                        To prevent unauthorised access or damage to, or use or alteration of, any IT Systems and related Confidential Information (or other data), each party shall:

(A)                               comply with Applicable Laws;

(B)                               co-operate in any reasonable security arrangements that the other party considers necessary to prevent that party, or any unauthorised third party, from accessing an IT System or data in a manner prohibited by this Agreement;

(C)                               report to the other party any threats to the IT Systems arising as a result of any access granted under this Agreement that it, its Affiliates and/or, if applicable, its sub-contractors become aware of; and

(D)                               ensure that all users of the other party’s (or its Affiliates’) IT Systems undertake a controlled authorisation process before IT System access is granted, and remove access privileges in a timely manner once they are redundant.

24.2                        If a party detects, or is informed of, a breach of its protective measures that actually has, will (or is likely to) have a material impact on the Services or the integrity of any Confidential Information (or other data) of the other party on any IT Systems, it shall, at all times in accordance with Applicable Laws:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(A)                               immediately act to prevent or mitigate the effects of the breach;

(B)                               report the breach and any further information required under Applicable Laws to the other party without undue delay after detection; and

(C)                               take the necessary steps to ensure that the breach does not re-occur and report those steps to the other party.

24.3                        Each party shall use all reasonable endeavours to ensure that it does not introduce into the other party’s IT Systems any software virus or other malicious code that might affect the Services or corrupt any data or applications on those IT Systems.

24.4                        Each party may, on the provision of reasonable notice, suspend the other party’s (and, where relevant, its Affiliates’ and sub-contractors’) access to the IT Systems used by that party if, in that party’s reasonable opinion, acting in good faith, the integrity or security of the IT Systems, or any data stored on them, is being or is likely to be jeopardised by the activities of the other party. The parties acknowledge and agree that such right of suspension shall be without prejudice to the Service Provider’s obligation to provide or procure the provision of, to the extent practicable, the Services in accordance with the terms of this Agreement.

25.                               Regulatory matters

25.1                        Each party shall obtain and maintain in force all regulatory licences, consents and permits and all approvals of Regulators that are necessary in connection with this Agreement (“Regulatory Approvals”).

25.2                        Each party shall notify the other party of any material regulatory or compliance issue arising under this Agreement of which it becomes aware, and the parties shall co-operate in good faith to resolve those issues.

25.3                        If a party is contacted by a Regulator in connection with this Agreement, it shall, if permitted by Applicable Law and by the Regulator to do so:

(A)                               promptly notify the other party and co-ordinate any interaction with the Regulator; and

(B)                               keep the other party informed of all discussions and correspondence with the Regulator,

unless it reasonably determines that to do so would result in a breach of Applicable Laws.

25.4                        Subject always to each party’s obligation to comply with a Required Change (as further described in Schedule 7 (Change Management Procedure) no party shall be required to perform any obligation under this Agreement or to allow, take or omit to take any action that it reasonably believes would result in the breach of any Applicable Laws or the breach of any term of any Regulatory Approval.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

26.                               Force majeure

26.1                        Subject to clause 26.2, no party shall be liable for any failure to perform, or delay in performing, any of its obligations under this Agreement to the extent that the failure or delay results from a Force Majeure Event, provided that it:

(A)                               could not have avoided such circumstances by taking precautions which it ought reasonably to have taken in accordance with good industry practice, including compliance with any of its business continuity and disaster recovery processes;

(B)                               informs the other party as soon as possible of the event, giving full details in writing of its expected effect or duration; and

(C)                               takes all reasonable steps to: (i) resume performance of its obligations as soon as possible; and (ii) mitigate the effects of the unforeseen event (including by way of implementing workarounds and temporary fixes), and demonstrates this to the other party on request.

26.2                        The time for performing an obligation under this Agreement that has been affected by any Force Majeure Event shall be extended by a period equivalent to the delay caused by the Force Majeure Event.

26.3                        For the avoidance of doubt, where the Service Provider fails to perform any of its obligations under this Agreement by reason of a Force Majeure Event, the Service Recipients shall have no liability to the Service Provider in respect of any Charges which would otherwise have been payable but for such failure.

27.                               Not used

28.                               Legal relationship

The parties acknowledge and agree that:

(A)                               nothing in this Agreement and no action taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose; and

(B)                               no fiduciary relationship or fiduciary duties shall exist between the parties arising out of or in connection with this Agreement.

29.                               No set-off

Save as otherwise provided in this Agreement, each party shall pay all sums due under this Agreement without set-off or counterclaim.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

30.                               Remedies and waivers

30.1                        Except as expressly provided in this Agreement, no delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall:

(A)                               affect that right, power or remedy; or

(B)                               operate as a waiver of it.

30.2                        Except as expressly provided in this Agreement, the single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not, unless otherwise expressly stated, preclude any other or further exercise of it or the exercise of any other right, power or remedy.

31.                               No double recovery

31.1                        A party shall be entitled to make more than one claim under this Agreement arising out of the same subject matter, fact, event or circumstance but shall not be entitled to recover under this Agreement otherwise more than once in respect of the same loss (or, in the case of a Service Recipient, in respect of any loss to the extent that loss has been recovered by another Service Recipient on that first Service Recipient’s behalf), regardless of whether more than one claim arises in respect of it.

31.2                        Where a Service Credit is payable or due to a Service Recipient under this Agreement:

(A)                               each party agrees that each such sum is fair and reasonable in all the circumstances and does not impose a detriment on the Service Provider which is disproportionate to the legitimate interests of the members of the Service Recipient Group in the enforcement of any obligation to pay the Service Credit;

(B)                               the Service Provider hereby waives any defence as to the validity of any obligation to pay the Service Credit; and

(C)                               the Service Recipient agrees that any sum paid or payable to it by way of a Service Credit shall reduce the amount (if any) recoverable pursuant to any claim under this Agreement arising out of the same subject matter, fact, event or circumstance giving rise to the Service Credit by the amount of that Service Credit, so as to avoid any double-recovery of the sum paid.

32.                               Assignment and sub-contracting

32.1                        No party shall assign, transfer, purport to assign or transfer, or grant any interest in, or declare any trust over, all or any part of the benefit of, or its rights or benefits under this Agreement (together with any causes of action arising in connection with any of them) without the other party’s prior written approval, save that, subject to clause 2.4, each Service Recipient may without the Service Provider’s approval assign the benefit of this Agreement (in

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

whole or in part) to any of its Affiliates. Any purported assignment in contravention of this clause 32 (Assignment and sub-contracting) shall be void.

32.2                        The Service Provider shall have no right to sub-contract or delegate the performance of any of its obligations under this Agreement, except as set out in clause 32.3.

32.3                        The Service Provider may sub-contract the performance of any part (but not the whole) of the Services:

(A)                               to: (i) an Affiliate of the Service Provider; or (ii) a third party that is party to an agreement with a member of the Service Provider Group, in each case that provided the equivalent service (or part service) to the Business of the Target Companies in the relevant territories immediately prior to the Effective Date (with the names of such other third parties being set out in Schedule 10 (Third Party Suppliers)); or

(B)                               to any other third party, provided that the Relevant Service Recipients have given their prior written consent to such sub-contracting, not to be unreasonably withheld or delayed. The parties acknowledge and agree that it shall only be reasonable for the Relevant Service Recipients to withhold consent to a proposed sub-contractor where they reasonably believe that sub-contracting the performance of the relevant part of the Services to that proposed sub-contractor would have an adverse effect on the provision of that part of the Services.

32.4                        The Service Provider shall not be relieved of any of its obligations under this Agreement by entering into any sub-contract for, or delegating, the performance of any part of the Services.  The Service Provider shall be liable to each Service Recipient in respect of all acts or omissions of any sub-contractors for which, if such acts or omissions were of the Service Provider, the Service Provider would be liable to that Service Recipient.

33.                               Further assurance

At its own cost, each party and its Affiliates shall do anything that is required by Applicable Law or that may be reasonably necessary or desirable to implement and give effect to this Agreement.

34.                               Conflict with other agreements

34.1                        If there is any conflict between the terms of this Agreement and any other agreement, the terms of this Agreement shall prevail (as between the parties to this Agreement and as between any members of their respective Groups) to the extent of the inconsistency unless:

(A)                               that other agreement is the SPA, in which case the SPA shall override this Agreement to the extent of the inconsistency; or

(B)                               the other agreement expressly states that it overrides this Agreement in the relevant respect, and the parties:

(i)                                     are also parties to that other agreement; or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(ii)                                  expressly agree in writing that the other agreement overrides this Agreement in that respect.

34.2                        Unless expressly stated otherwise in this Agreement, in the event of any conflict or inconsistency between:

(A)                               any of clauses 1 to 46 and the Schedules to this Agreement, the relevant clause of this Agreement shall prevail;

(B)                               Schedule 3 (Charges) or the summary in Part A of Schedule 1 (Services) and any other Service Schedule, Schedule 3 (Charges) or the summary in Part A of Schedule 1 (Services) (as applicable) shall prevail; or

(C)                               Schedule 3 (Charges) and the summary in Part A of Schedule 1 (Services), Schedule 3 (Charges) shall prevail.

35.                               Entire agreement

35.1                        For the purposes of this clause 35:

(A)                               “Pre-contractual Statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement or any Share Purchase Document made or given by any person at any time prior to this Agreement becoming legally binding; and

(B)                               “Connected Persons” means (in relation to a party) the officers, employees, agents and advisers of that party or of the Service Provider Group or Service Recipient Group (as applicable).

35.2                        This Agreement and the other Share Purchase Documents constitute the whole and only agreement between the parties relating to the subject matter of this Agreement.

35.3                        Each party agrees that, except in the case of fraud:

(A)                               in entering into this Agreement it is not relying upon any Pre-contractual Statement which is not repeated in this Agreement or any Share Purchase Document;

(B)                               no party shall have any right of action against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that it is repeated in this Agreement or any Share Purchase Document;

(C)                               any terms or conditions implied by law in any jurisdiction are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right or remedies in relation to them are irrevocably waived;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(D)                               the only right or remedy of any party in relation to any provision of this Agreement or any other Share Purchase Document shall be for breach of this Agreement or the relevant Share Purchase Document; and

(E)                                except for any liability in respect of a breach of this Agreement or any other Share Purchase Document, no party (or any of its Connected Persons) shall owe any duty of care or have any liability in tort or otherwise to any other party (or its respective Connected Persons) in relation to this Agreement or any ancillary matter.

35.4                        Each of the parties agrees to the terms of this clause 35 on its own behalf and as agent for each of its Connected Persons.

36.                               Variation

Subject to clause 20 (Change management), this Agreement may only be varied in writing signed by each of the parties. For the avoidance of doubt, the parties need not obtain the consent of the Service Recipient Guarantor or Service Provider Guarantor to any variations to this Agreement (other than in respect of the guarantee in clause 46 (Guarantee)).

37.                               Notices

37.1                        A notice under this Agreement shall only be effective if it is in writing and in English.  Notice by email shall be effective, provided that such notice is also served in physical hard copy delivered to the relevant address (in which case notice shall be deemed to be duly given by the relevant email and not the physical hard copy).

37.2                        Notices under this Agreement shall be sent to the relevant contracting entity at its addresses for the attention of the individuals set out below:

Entity and titles of individuals	Address	E-mail addresses
Service Provider For the attention of: For the attention of: The Deputy GC With a copy to: Justin Wolfe and Suzana Grujev	Ševcenkova 36, 85101 Bratislava, Slovakia With a copy to: Liberty Global plc, Griffin House, 161 Hammersmith Road, London, W6 8BS, United Kingdom	mmiller@upc.sk With a copy to: jwolfe@libertyglobal.com and sgrujev@libertyglobal.com

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

CZ Service Recipient

For the attention of:

Tereza Rychtarikova	Nusle, Závišova 502/5, Postal Code 14000, Czech Republic	jan.klouda@vodafone.com milan.zika@vodafone.com

With a copy to Vodafone Czech Republic:	With a copy to:	With a copy to:

Head of Legal: Jan Klouda CTO: Milan Zíka	Vodafone Czech Republic a.s, náměstí Junkových 2 155 00 Praha 5 Czech Republic	jan.klouda@vodafone.com milan.zika@vodafone.com

DE Service Recipient

For the attention of:	Unitymedia NRW GmbH, Aachener Str. 746-750, 50933 Köln

Unitymedia NRW GmbH, General Counsel (Lars Ziegenhagen)		Lars.Ziegenhagen@unitymedia.de

With a copy to Vodafone Germany:	With a copy to:	With a copy to:

Head of Legal: Christoph Clement CTO: Gerhard Mack	Vodafone GmbH Ferdinand-Braun-Platz 1 40549, Düsseldorf	Christoph.Clement@vodafone.com Gerhard.Mack@vodafone.com

HU Service Recipient

For the attention of: Reka Szalai	1095 Budapest, Soroksári út 30-34, Haller Gardens Building, Hungary	reka.szalai@upc.hu

With a copy to Vodafone Hungary:	With a copy to:	With a copy to:

Head of legal: Attila Csikai CTO: Ahmed El Sayed	Vodafone Magyarország ZRT. Lechner Ödön fasor 6. Budapest 1096	attila.csikai@vodafone.com ahmed.yehia@vodafone.com

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

RO Service Recipient

For the attention of:

The General Counsel	Bucharest, District 1, 62D Nordului Road, Romania	Irina.varlan@upc.ro

With a copy to Vodafone Romania:	With a copy to:	With a copy to:

Director Legal & External Affairs: Livia Dumitrescu CTO: Catalin Buliga	Vodafone Romania S.A Vodafone HQ - Globalworth Tower, Strada Barbu Vacarescu 201, sector 2 Bucuresti, Romania	livia.dumitrescu@vodafone.com catalin.buliga@vodafone.com

Service Provider Guarantor

For the attention of: The Deputy GC With a copy to: Justin Wolfe and Suzana Grujev	Liberty Global plc, Griffin House, 161 Hammersmith Road, London, W6 8BS, United Kingdom	jevans@libertyglobal.com With a copy to: jwolfe@libertyglobal.com and sgrujev@libertyglobal.com

Service Provider Guarantor

For the attention of:

Company Secretary and General Counsel: Rosemary Martin	Vodafone Group Plc One Kingdom Street Paddington Central London W2 6BY	rosemary.martin@vodafone.com

With a copy to:	With a copy to:	With a copy to:

Group Technology Director: Madalina Suceveanu	Vodafone Group Plc One Kingdom Street Paddington Central London W2 6BY	madalina.suceveanu@vodafone.com

provided that the relevant entity may change its notice details on giving notice to the other contracting entities of the change in accordance with this clause 37.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

37.3                        Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given to all individuals set out against the name of the relevant entity in clause 37.2 above, as follows:

(A)                               if delivered personally, on delivery;

(B)                               if sent by first class inland post, two clear Business Days after the date of posting; and

(C)                               if set by airmail, six clear Business Days after the date of posting; and

(D)                               if sent by e-mail, when sent.

37.4                        Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

37.5                        Each entity that is party to this Agreement shall notify the other entities that are party to this Agreement in writing of any change to its details in clause 37.2 above from time to time.

38.                               Language

38.1                        Meetings of the parties, including any meetings of bodies or committees in accordance with Schedule 6 (Governance Model), shall be conducted in English.  Notices (including accompanying papers) and minutes of such meetings shall be prepared in English.

38.2                        Each other document in connection with this agreement shall be in English or accompanied by an English translation.  The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document, notice or other communication given or delivered to it pursuant to this clause 38.2.

39.                               Confidentiality

39.1                        In connection with the provision or receipt of the Services, the parties agree to comply with the terms of the Post-Completion Information Flows Protocol. The parties agree that the Post Completion Information Flows Protocol shall include any restrictions and covenants necessary to ensure compliance with applicable antitrust laws.

39.2                        For the purposes of this clause 39, “Confidential Information” means:

(A)                               information relating to the provisions of, and negotiations leading to, this Agreement;

(B)                               (in relation to the obligations of the Service Provider) any information received or held by the Service Provider (or any of its Representatives) relating to the members of the Service Recipient Group or any of their respective Affiliates; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(C)                               (in relation to the obligations of each Service Recipient) any information received or held by that Service Recipient (or any of its Representatives) relating to the Service Provider Group, and includes written information and information transferred or obtained orally, visually, electronically or by any other means and any information which the party has determined from information it has received including any forecasts or projections.

39.3                        During the Term and for a period of three years following termination or expiry of this Agreement, each party and their respective Representatives shall maintain Confidential Information in confidence and not disclose Confidential Information to any person except: (i) as permitted by this clause 39; or (ii) in the case of a disclosure by the Service Provider, as any Service Recipient approve(s) in writing and, in the case of a disclosure by any Service Recipient, as the Service Provider approves in writing.

39.4                        Subject to clause 39.5 below, clause 39.3 shall not prevent disclosure by a party or any of its Representatives to the extent it can demonstrate that:

(A)                               disclosure is required by Applicable Laws or by any stock exchange or Governmental Entity (including any Tax Authority) having applicable jurisdiction provided that, except in connection with disclosure to a Tax Authority, the disclosing party shall first use its reasonable endeavours (subject to compliance with Applicable Laws or the requirements of any stock exchange or Governmental Entity) to inform the other party of its intention to disclose such information and take into account the reasonable comments of the other party;

(B)                               disclosure is made to a Tax Authority in connection with the proper management of the Tax affairs of the disclosing party (including, in the case of the Service Provider, a member of the Service Provider Group and, in the case of the Service Recipients, a member of the Service Recipient Group);

(C)                               disclosure is of Confidential Information which was lawfully in the possession of that party or any of its Representatives (in either case as evidenced by written records) without any obligation of secrecy before its being received or held;

(D)                               disclosure is of Confidential Information which has previously become publicly available other than through that party’s action or failure to act (or that of its Representatives); or

(E)                                disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement (or any other Share Purchase Document).

39.5                        For a period of three years following termination of this Agreement, each party undertakes that it (and its Representatives) shall:

(A)                               only disclose Confidential Information as permitted by this clause 39 if it is reasonably required and after having informed the recipient of the Confidential Information of its confidential nature; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(B)                               adequately protect Confidential Information against disclosure, distribution, theft, damage, loss and other unauthorised access and shall exercise in relation to the Confidential Information no lesser security measures and degree of care than it (and its Representatives) actually exercises in relation to its own confidential information.

39.6                        If this Agreement terminates, each party shall as soon as practicable on request by the other party:

(A)                               return to the other party all Confidential Information which that other party (or its Representatives) has provided to the party (or its Representatives) without keeping any copies thereof;

(B)                               destroy all information or other documents derived from such Confidential Information;

(C)                               so far as it is practicable to do so, expunge such Confidential Information from any computer, word processor or other device; and

(D)                               if the other party so requests in writing, confirm in writing to the other party that the requirements of this clause 39 have been complied with,

provided however that the requirement for the destruction or return of Confidential Information does not apply to Confidential Information:

(E)                                stored electronically pursuant to an existing routine data back-up exercise on servers or back-up sources so long as it is deleted from local hard drives and no attempt is made to recover from such servers or back-up sources;

(F)                                 which is required to be retained for the purposes of complying with any binding regulation or Applicable Laws (including the rules of a professional body or stock exchange); or

(G)                               to the extent that the Confidential Information is contained in the minutes or supporting papers relating to any board or committee meeting of the respective party (or its respective Representatives), provided that the provisions of this clause 39 shall continue to apply to any Confidential Information retained in accordance with this clause 39 for so long as such information is kept.

40.                               Costs and expenses

40.1                        Except as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation and any ancillary matters and the preparation, execution and carrying into effect of this Agreement (excluding any costs or expenses associated with the performance of each party’s obligations under this Agreement).  The costs of any notary incurred as a result of any matter provided in this Agreement shall be borne by the Service Provider.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

41.                               Counterparts

This Agreement may be executed in any number of counterparts, and by on separate counterparts, but shall not be effective until each of the Service Provider, each Service Recipient, the Service Provider Guarantor and the Service Recipient Guarantor has executed at least one counterpart.  Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.  Delivery of a counterpart of this Agreement by e-mail attachment shall be an effective mode of delivery.

42.                               Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)                               the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)                               the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement,

and the parties, and to the extent necessary, the Service Provider Guarantor and Service Recipient Guarantor, shall use all reasonable efforts to replace it with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

43.                               No third party enforcement

Except as expressly stipulated in this Agreement, in particular the grant of rights to the members of the Service Recipient Group under clause 16.2, this Agreement shall not grant any right to persons who are not a party to this Agreement. To the extent this Agreement expressly grants any right to third parties, the parties to this Agreement shall be permitted to change or exclude such rights at any time without the consent of the relevant third party.

44.                               Choice of governing law

This Agreement is to be governed by and construed in accordance with English law without reference to or application of any conflict of laws rules, the application of which might result in the application of the laws of any other jurisdiction.  Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

45.                               Arbitration

All disputes, controversies or claims arising out of or in connection with this Agreement, including the breach, termination or invalidity thereof, that cannot be resolved in accordance with Schedule 6 (Governance Model) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be London and the language to be used in the arbitral proceedings shall be English.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

46.                               Guarantee

Service Recipient Guarantee

46.1                        In consideration of the Service Recipients and the Service Provider entering into this Agreement (as applicable), the Service Recipient Guarantor hereby unconditionally and irrevocably guarantees to the Service Provider the due and punctual payment by each Service Recipient of all amounts payable by it under or pursuant to this Agreement and as an independent and primary obligation agrees to indemnify and hold harmless the Service Provider (as applicable) against all liabilities, losses, proceedings, claims, damages, costs and expenses that it may suffer or incur as a result of any failure or delay by any Service Recipient to pay any amount when due. The liability of the Service Recipient Guarantor under this Agreement or any other document referred to in it shall not be prejudiced released, diminished or otherwise adversely affected by:

(A)                               any variation or waiver of the terms of this Agreement (whether or not agreed by the Service Recipient Guarantor);

(B)                               any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance; or

(C)                               any other act, event, neglect or omission (whether or not known to the Service Recipient Guarantor) which would or might (but for this clause) operate to impair or discharge such liability or afford the Service Recipient Guarantor any legal or equitable defence.

46.2                        If and whenever any Service Recipient defaults for any reason whatsoever on the payment of any amount payable by it under or pursuant to this Agreement, the Service Recipient Guarantor shall forthwith upon demand unconditionally pay (or procure payment of) the amount in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Service Provider as would have been received if such payment had been duly and promptly made by that Service Recipient.

46.3                        The guarantee given by the Service Recipient Guarantor is to be a continuing guarantee and accordingly is to remain in force until all the payment obligations of each Service Recipient shall have been performed or satisfied. The guarantee is in addition to, without limiting and not in substitution for, any rights or security which the Service Provider may now or after the date of this Agreement have or hold for the performance and observance of the obligations, commitments and undertakings of each Service Recipient under or in connection with this Agreement.

46.4                        As a separate and independent stipulation, the Service Recipient Guarantor agrees that any payment obligation of any Service Recipient which may not be enforceable against or recoverable from that Service Recipient by reason of any legal limitation, disability or incapacity on or of that Service Recipient or any fact or circumstance (other than any relevant limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the Service Recipient Guarantor as though the same had been incurred by

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

the Service Recipient Guarantor and the Service Recipient Guarantor was the sole or principal obligor in respect thereof and shall be performed or paid by the Service Recipient Guarantor on demand.

Service Provider Guarantee

46.5                        Subject to clause 46.6, in consideration of each Service Recipient paying the Relevant Charges on the terms set out in this Agreement, the Service Provider Guarantor hereby:

(A)                               unconditionally and irrevocably guarantees to the members of the Service Recipient Group the due and punctual performance and observance by the Service Provider of all of its obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it;

(B)                               covenants with and undertakes to the members of the Service Recipient Group fully to perform and observe (or procure the performance and observance of) all of the Service Provider’s obligations, commitments and undertakings under or pursuant to this Agreement in the manner prescribed this Agreement and so that the same benefits shall be conferred on the members of the Service Recipient Group as would have been received if such obligation commitment or undertaking had been duly performed and satisfied by the Service Provider, or any other document referred to in it if the Service Provider shall fail in any respect to perform and observe (or procure the performance and observance of) the same; and

(C)                               (without prejudice to the generality of the foregoing) covenants with and undertakes to the members of the Service Recipient Group to pay and make good to the members of the Service Recipient Group (and to fully indemnify the members of the Service Recipient Group from and against) any losses, costs, claims, damages, proceedings and expenses occasioned to or suffered by the members of the Service Recipient Group arising directly or indirectly out of or by reason of any default of the Service Provider in respect of its obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it.

46.6                        The Service Provider Guarantor’s aggregate liability under this clause 46 (Guarantee) shall be no greater than the Service Provider’s aggregate liability under this Agreement.

46.7                        The liability of the Service Provider Guarantor under this Agreement or any other document referred to in it shall not be prejudiced, released, diminished or otherwise adversely affected by:

(A)                               any variation or waiver of the terms of this Agreement or any other document referred to in it (whether or not agreed by the Service Provider Guarantor);

(B)                               any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance; or

(C)                               any other act, event, neglect or omission (whether or not known to the Service Provider Guarantor) which would or might (but for this clause) operate to impair or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

discharge such liability or afford the Service Provider Guarantor any legal or equitable defence.

46.8                        The members of the Service Recipient Group shall not be obliged before enforcing any of their rights or remedies conferred upon them by this clause 46 or by law:

(A)                               to grant any time or indulgence to the Service Provider;

(B)                               to take any legal proceedings or action or obtain any judgment against the Service Provider in any court;

(C)                               to make or file any claim in any bankruptcy, liquidation, winding-up or dissolution of the Service Provider; or

(D)                               to pursue or exhaust any other right or remedy against the Service Provider,

and the liabilities of the Service Provider Guarantor under this Agreement may be enforced irrespective of whether any legal proceedings are being or have been taken against the Service Provider.

46.9                        This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the obligations of the Service Provider shall have been performed or satisfied in their entirety and notwithstanding the winding-up, liquidation, dissolution or other incapacity of the Service Provider or any change in the status, control or ownership of the Service Provider. This guarantee is in addition to, without limiting and not in substitution for, any rights or security which the members of the Service Recipient Group may now or after the date of this Agreement have or hold for the performance and observance of the obligations, commitments and undertakings of the Service Provider under or in connection with this Agreement or any other document referred to in it.

46.10                 As a separate and independent stipulation, the Service Provider Guarantor agrees that any obligation, commitment or undertaking expressed to be undertaken by the Service Provider (including, without limitation, any moneys expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Service Provider by reason of any legal limitation, disability or incapacity on or of the Service Provider or any fact or circumstance (other than any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the Service Provider Guarantor as though the same had been incurred by the Service Provider Guarantor and the Service Provider Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Service Provider Guarantor on demand.

46.11                 If the Service Provider Guarantor transfers all or a substantial part of its assets to another body, the Service Provider Guarantor shall notify the Service Recipients including reasonable details of such transfer and the transferee, and the Service Provider Guarantor shall procure that such transferee enters into a deed of guarantee in favour of the Service Recipients with the effect of guaranteeing the obligations of the Service Provider on the terms set out in this clause 46 (Guarantee) as if it were the Service Provider Guarantor under this Agreement. For

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

the avoidance of doubt, this shall not prejudice or limit the guarantee given by the Service Provider Guarantor under this clause 46 (Guarantee) in any way.